                         AGREEMENT FOR PURCHASE AND SALE
                                       OF
                         REAL PROPERTY, LOAN AGREEMENT,
                          AND JOINT ESCROW INSTRUCTIONS

                                    SELLERS:

                               THOSE PARTNERSHIPS
                         IDENTIFIED IN EXHIBIT A HERETO

                                     BUYER:

                                 BRE PROPERTIES
                             A DELAWARE CORPORATION








                                August 12, 1994


                                SEVEN PROPERTIES

                            COMPRISED OF 1,301 UNITS
                                   LOCATED IN
                              PIMA COUNTY, ARIZONA

                              TABLE OF CONTENTS

                                                                      PAGE
ARTICLE    1                                                          ----

                    BASIC DEFINITIONS. . . . . . . . . . . . . . .      1
      1.1     ASSUMED DEBT . . . . . . . . . . . . . . . . . . . .      1
      1.2     BORROWERS. . . . . . . . . . . . . . . . . . . . . .      1
      1.3     BUSINESS DAY . . . . . . . . . . . . . . . . . . . .      1
      1.4     CLOSE OF ESCROW. . . . . . . . . . . . . . . . . . .      2
      1.5     CLOSING DATE . . . . . . . . . . . . . . . . . . . .      2
      1.6     CONTRACT PERIOD. . . . . . . . . . . . . . . . . . .      2
      1.7     CONTRACTS. . . . . . . . . . . . . . . . . . . . . .      2
      1.8     CURE PERIOD. . . . . . . . . . . . . . . . . . . . .      2
      1.9     DEPOSIT  . . . . . . . . . . . . . . . . . . . . . .      2
      1.10    DISAPPROVED ITEMS. . . . . . . . . . . . . . . . .        2
      1.11    ESCROW . . . . . . . . . . . . . . . . . . . . . . .      2
      1.12    HAZARDOUS SUBSTANCES . . . . . . . . . . . . . . . .      2
      1.13    INSPECTION PERIOD. . . . . . . . . . . . . . . . . .      3
      1.14    INTANGIBLE PROPERTY. . . . . . . . . . . . . . . . .      3
      1.15    LEASE STANDARDS. . . . . . . . . . . . . . . . . . .      3
      1.16    LEASES . . . . . . . . . . . . . . . . . . . . . . .      4
      1.17    LENDERS' APPROVALS . . . . . . . . . . . . . . . . .      4
      1.18    LOAN . . . . . . . . . . . . . . . . . . . . . . . .      4
      1.19    LOAN DOCUMENTS . . . . . . . . . . . . . . . . . . .      4
      1.20    LOAN FEES. . . . . . . . . . . . . . . . . . . . . .      4
      1.21    LOAN PROPERTIES. . . . . . . . . . . . . . . . . . .      4
      1.22    NET OPERATING INCOME OR NOI. . . . . . . . . . . . .      4
      1.23    NEW REPORTS. . . . . . . . . . . . . . . . . . . . .      4
      1.24    PERSONAL PROPERTY. . . . . . . . . . . . . . . . . .      4
      1.25    PERMITS. . . . . . . . . . . . . . . . . . . . . . .      4
      1.26    PERMITTED EXCEPTIONS . . . . . . . . . . . . . . . .      5
      1.27    PROPERTY . . . . . . . . . . . . . . . . . . . . . .      5
      1.28    PURCHASE PRICE . . . . . . . . . . . . . . . . . . .      5
      1.29    REAL PROPERTY. . . . . . . . . . . . . . . . . . . .      5
      1.30    SURVEYS. . . . . . . . . . . . . . . . . . . . . . .      5
      1.31    TITLE COMPANY. . . . . . . . . . . . . . . . . . . .      5
      1.32    TITLE POLICY . . . . . . . . . . . . . . . . . . . .      5
      1.33    TITLE REPORTS. . . . . . . . . . . . . . . . . . . .      5
      1.34    WARRANTIES . . . . . . . . . . . . . . . . . . . . .      5
      1.35    WRITTEN NOTICE . . . . . . . . . . . . . . . . . . .      5

ARTICLE    2

                    PURCHASE AND SALE. . . . . . . . . . . . . . .      6
      2.1     PURCHASE AND SALE; TITLE TO BE HELD IN SINGLE
              ASSET ENTITIES . . . . . . . . . . . . . . . . . . .      6
      2.2     PURCHASE PRICE . . . . . . . . . . . . . . . . . . .      6
      2.3     DISPOSITION OF DEPOSIT . . . . . . . . . . . . . . .      7
      2.4     INDEPENDENT CONSIDERATION. . . . . . . . . . . . . .      7


                                       i.

ARTICLE   3

                    INSPECTION OF PROPERTY . . . . . . . . . . . .      7
      3.1     SELLERS' DOCUMENTS . . . . . . . . . . . . . . . . .      7
      3.2     INSPECTION OF REAL PROPERTY. . . . . . . . . . . . .      8
      3.3     BUYER'S RIGHT TO TERMINATE . . . . . . . . . . . . .      9
      3.4     DISAPPROVAL NOTICES. . . . . . . . . . . . . . . . .      9
      3.5     SELLERS' CURE OF DISAPPROVED ITEMS . . . . . . . . .     10
      3.6     FAILURE TO CURE DISAPPROVED ITEMS. . . . . . . . . .     11
      3.7     SUPPLEMENTAL TITLE REPORTS AND SURVEYS . . . . . . .     11
      3.8     COSTS TO REPAIR. . . . . . . . . . . . . . . . . . .     11

ARTICLE   4

                    CONDITIONS PRECEDENT . . . . . . . . . . . . .     12
      4.1     BUYER'S CONDITIONS . . . . . . . . . . . . . . . . .     12
      4.2     SELLERS' CONDITIONS. . . . . . . . . . . . . . . . .     14
      4.3     FAILURE OR WAIVER OF CONDITIONS PRECEDENT. . . . . .     14
      4.4     SALE OF FOUNTAIN PLAZA AND HACIENDA DEL RIO
              CONDITIONAL ON HUD APPROVAL. . . . . . . . . . . . .     15

ARTICLE   5

                    COVENANTS, WARRANTIES AND REPRESENTATIONS. . .     15
      5.1     SELLERS' WARRANTIES AND REPRESENTATIONS. . . . . . .     15
      5.2     SELLER'S COVENANTS . . . . . . . . . . . . . . . . .     17
      5.3     BUYER'S WARRANTIES AND REPRESENTATIONS . . . . . . .     19
      5.4     BUYER'S COVENANTS. . . . . . . . . . . . . . . . . .     20
      5.5     SELLER'S DISCLAIMER. . . . . . . . . . . . . . . . .     20
      5.6     SURVIVAL . . . . . . . . . . . . . . . . . . . . . .     22
      5.7     BORROWER'S COVENANTS . . . . . . . . . . . . . . . .     22

ARTICLE   6

                    ESCROW AND CLOSING . . . . . . . . . . . . . .     22
      6.1     ESCROW . . . . . . . . . . . . . . . . . . . . . . .     22
      6.2     DEPOSITS BY BUYER. . . . . . . . . . . . . . . . . .     22
      6.3     DEPOSITS BY SELLER . . . . . . . . . . . . . . . . .     23
      6.4     TITLE COMPANY'S DUTIES AT CLOSING. . . . . . . . . .     24
      6.5     CLOSING COSTS. . . . . . . . . . . . . . . . . . . .     25
      6.6     PRORATIONS . . . . . . . . . . . . . . . . . . . . .     26
      6.7     INSURANCE. . . . . . . . . . . . . . . . . . . . . .     28
      6.8     DELIVERY OF ORIGINAL DOCUMENTS AND KEYS. . . . . . .     28
      6.9     FILING OF REPORTS. . . . . . . . . . . . . . . . . .     28

ARTICLE   7

                    LOAN AGREEMENT . . . . . . . . . . . . . . . .     28
      7.1     LOAN . . . . . . . . . . . . . . . . . . . . . . . .     28
      7.2     LOAN TERMS . . . . . . . . . . . . . . . . . . . . .     28
      7.3     BUYER'S CONDITIONS TO MAKING THE LOAN. . . . . . . .     29


                                       ii.

ARTICLE    8

                    DAMAGE OR DESTRUCTION. . . . . . . . . . . . .     30
      8.1     CONTRACT PERIOD DAMAGE . . . . . . . . . . . . . . .     30
      8.2     BUYER'S ELECTION TO PROCEED. . . . . . . . . . . . .     30
      8.3     SELLERS' REPAIRS . . . . . . . . . . . . . . . . . .     30
      8.4     BUSINESS INTERRUPTION AND RENTAL LOSS INSURANCE. . .     30
      8.5     CONDEMNATION PROCEEDS. . . . . . . . . . . . . . . .     31

ARTICLE    9

                    REMEDIES . . . . . . . . . . . . . . . . . . .     31
      9.1     REMEDIES . . . . . . . . . . . . . . . . . . . . . .     31
      9.2     LIQUIDATED DAMAGES . . . . . . . . . . . . . . . . .     31
      9.3     NO PERSONAL LIABILITY. . . . . . . . . . . . . . . .     32
      9.4     SEPARATE LIABILITY OF EACH SELLER. . . . . . . . . .     32

ARTICLE   10

                    MISCELLANEOUS. . . . . . . . . . . . . . . . .     32
     10.1     BROKERAGE COMMISSIONS AND FINDER'S FEES. . . . . . .     32
     10.2     LEASING COMMISSIONS. . . . . . . . . . . . . . . . .     34
     10.3     INDEMNIFICATION. . . . . . . . . . . . . . . . . . .     34
     10.4     SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . .     34
     10.5     NOTICES. . . . . . . . . . . . . . . . . . . . . . .     35
     10.6     TIME . . . . . . . . . . . . . . . . . . . . . . . .     35
     10.7     POSSESSION . . . . . . . . . . . . . . . . . . . . .     36
     10.8     INCORPORATION BY REFERENCE . . . . . . . . . . . . .     36
     10.9     NO DEDUCTIONS OR OFF-SETS. . . . . . . . . . . . . .     36
     10.10    ATTORNEYS' FEES. . . . . . . . . . . . . . . . . . .     36
     10.11    CONSTRUCTION . . . . . . . . . . . . . . . . . . . .     36
     10.12    NO MERGER. . . . . . . . . . . . . . . . . . . . . .     36
     10.13    GOVERNING LAW. . . . . . . . . . . . . . . . . . . .     36
     10.14    TERMINATION WITHOUT BREACH . . . . . . . . . . . . .     36
     10.15    COUNTERPARTS . . . . . . . . . . . . . . . . . . . .     37
     10.16    ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . .     37
     10.17    ACKNOWLEDGEMENT OF CANCELLATION. . . . . . . . . . .     37
     10.18    SEVERABILITY . . . . . . . . . . . . . . . . . . . .     37
     10.19    ESCROW INSTRUCTIONS. . . . . . . . . . . . . . . . .     37
     10.20    TAX-DEFERRED EXCHANGE. . . . . . . . . . . . . . . .     37
     10.21    EXECUTION OF AGREEMENT BY SPM, INC., WALTER R.
              TAYLOR, AND KWM. . . . . . . . . . . . . . . . . . .     38


EXHIBITS

Exhibit    A   Properties to be Purchased
Exhibit    B   Legal Descriptions
Exhibit    C   Documents to be Delivered by Seller
Exhibit    D   Form of Deed
Exhibit    E   Form of General Assignment


                                      iii.

Exhibit    F   Form  of Bill of Sale
Exhibit    G   Form  of Assignment of Leases
Exhibit    H   Form  of FIRPTA Certificate
Exhibit    I   Form  of Letter to Tenants
Exhibit    J   Form  of Assignment and Assumption of Contracts and
               Claims
Exhibit    K   Form of Affidavit of Property Value
Exhibit    L   Lease Standards
Exhibit    M   Punchlist Items


                                       iv.

                         AGREEMENT FOR PURCHASE AND SALE
                                       OF
                          REAL PROPERTY, LOAN AGREEMENT
                          AND JOINT ESCROW INSTRUCTIONS


                    SEVEN PROPERTIES COMPRISED OF 1,301 UNITS
                              PIMA COUNTY, ARIZONA


     THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY, LOAN AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this "Agreement") is made and entered into as of August 12, 1994, by and between THOSE PARTNERSHIPS IDENTIFIED IN EXHIBIT A HERETO (collectively, "Sellers" or individually, "Seller" or "Each Seller"); BRE PROPERTIES, a Delaware corporation ("Buyer"); WMS PARTNERS L.P., an Arizona limited partnership and MISSION HEIGHTS INVESTORS L.P., an Arizona limited partnership ("Borrowers"); and FIDELITY NATIONAL TITLE AGENCY, INC. ("Title Company"). Sellers and certain affiliated partnerships previously entered into an "Agreement for Purchase and Sale of Real Property and Escrow Instructions" dated March 25, 1994 (the "Prior Agreement") with KWM Realty Advisors, Inc. ("KWM"), which Prior Agreement provided for the sale of up to eighteen apartment projects in Pima County, Arizona. With Sellers' consent, KWM has assigned its rights to certain of said projects to Buyer, and Buyer and Seller have agreed to certain new terms as provided in this Agreement. As between Buyer and Sellers, this Agreement replaces and supersedes the Prior Agreement as to the designated apartment projects, but in the event that Buyer does not close as to any such project, it shall remain subject to the Prior Agreement.


                                    ARTICLE 1

                                BASIC DEFINITIONS

     1.1 ASSUMED DEBT. The term "Assumed Debt" shall mean those existing loans against the Properties which Buyer intends to assume at Closing. The loans with respect to which Sellers intend to seek arrangements with the lender for Buyer to assume as of the Closing are identified on EXHIBIT A under the heading "Assumed Debt." The loan on Casas Lindas Apartments will not be assumed, but will be paid off at Closing.

     1.2 BORROWERS. The term "Borrowers" shall mean the two affiliated entities to whom Buyer will make the Loan at Closing, as described in SECTION 7.1.

     1.3 BUSINESS DAY. The term "Business Day" shall mean any day, excluding Saturdays, Sundays, and any day observed by the Federal Government as a legal holiday.


                                       1.

     1.4 CLOSE OF ESCROW. The term "Close of Escrow" shall mean the recording of the Deeds and the occurrence of all other acts required by this Agreement to transfer title to the Properties from Each Seller to Buyer.

     1.5 CLOSING DATE. The term "Closing Date" shall mean the date of the Close of Escrow. The Closing Date shall be on a date agreed to by Buyer and Sellers, but no earlier than the later of (i) August 5, 1994 or (ii) 10 days after both the final approval of this transaction by Buyer's Board of Directors and the Lenders' Approvals as provided in SECTION 4.1.3; provided that the Closing Date shall not be later than August 31, 1994 unless agreed to by Buyer and Seller in writing. Notwithstanding anything to the contrary in this Agreement, if for any reason the Closing has not occurred on or before August 31, 1994, then the parties may exercise the remedies provided in Article 9 hereof and this Agreement shall survive the termination provided in Article 9 as as to any default occurring prior to termination.

     1.6 CONTRACT PERIOD. The term "Contract Period" shall mean the period from the date of this Agreement through and including the earlier of the Closing Date or the date of termination of this Agreement.

     1.7 CONTRACTS. The term "Contracts" shall mean all maintenance, management, service or supply contracts, including all amendments thereto, relating to the Real Property and/or the Personal Property.

     1.8 CURE PERIOD. The term "Cure Period" shall mean the five (5) business day period following the Inspection Period specified in SECTION 3.5 for the removal by Seller of matters disapproved by Buyer.

     1.9 DEPOSIT. The term "Deposit" shall mean the amount of Two Hundred Fifty Thousand No/100 Dollars ($250,000.00) in cash or its equivalent to be deposited into Escrow by Buyer pursuant to SECTION 2.2.1, together with all interest which accrues thereon following the deposit thereof into Escrow.

     1.10 DISAPPROVED ITEMS. The term "Disapproved Items" shall mean all items disapproved by Buyer in any Disapproval Notice.

     1.11 ESCROW. The term "Escrow" shall mean the escrow to be opened with Title Company in connection with this Agreement and the transactions contemplated hereunder. The Escrow shall be opened concurrently with the payment of the Deposit.

     1.12 HAZARDOUS SUBSTANCES. The term "Hazardous Substances" shall mean any chemical, material or substance now or hereafter defined as or included in the definition of "hazardous


                                       2.

substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances" or words of similar import under any local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto applicable to the property, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, ET SEQ. ("CERCLA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 1801, ET SEQ.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, ET SEQ.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, ET SEQ. ("RCRA"). The term "Hazardous Substances" shall also include any of the following: any and all toxic or hazardous substances, materials or wastes listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part
302) and in any and all amendments thereto in effect as of the Closing Date; oil, petroleum, petroleum products (including, without limitation, crude oil or any fraction thereof), natural gas, natural gas liquids, liquefied natural gas or synthetic gas usable for fuel, not otherwise designated as a hazardous substance under CERCLA; any substance which is toxic, explosive, corrosive, reactive, flammable, infectious or radioactive (including any source, special nuclear or by-product material as defined at 42 U.S.C. Section 2011, ET SEQ.), carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority; asbestos in any form; urea formaldehyde foam insulation; transformers or other equipment which contain dielectric fluid containing levels of polychlorinated byphenyls; radon gas; or any other chemical, material or substance (i) which poses a hazard to the Property, to adjacent properties, or to persons on or about the Property, (ii) which causes the Property to be in violation of any of the aforementioned laws or regulations, or (iii) the presence of which on or in the Property requires investigation, reporting or remediation under any such laws or regulations.

     1.13 INSPECTION PERIOD. The term "Inspection Period" shall mean the period following the date of this Agreement and ending at 5:00 p.m. Pacific Daylight Time on July 25, 1994.

     1.14 INTANGIBLE PROPERTY. The term "Intangible Property" shall mean Each Seller's interest in the Contracts, the Leases, the Permits, the Warranties and the name of its Property listed on EXHIBIT A hereto and any other claims, credits or intangible property related to the ownership, occupancy or use of the Property.

     1.15 LEASE STANDARDS. The term "Lease Standards" shall means those leasing standards attached as EXHIBIT L, which Buyer and Sellers have agreed will apply to all new Leases during the Contract Period.


                                       3.

     1.16 LEASES. The term "Leases" shall mean all leases, rental agreements and other agreements for occupancy of any portion of the Real Property, together with any amendments thereto.

     1.17 LENDERS' APPROVALS. The term "Lenders' Approvals" shall mean the written consent by each of the Assumed Debt lenders to Buyer's purchase of the Properties and assumption of the existing debt.

     1.18 LOAN. The term "Loan" shall mean the loan to be made by Buyer in the maximum amount of $3,000,000, as provided in Article 7.

     1.19 LOAN DOCUMENTS. The term "Loan Documents" shall mean those documents evidencing the Loan, as provided in Article 7.

     1.20 LOAN FEES. The term "Loan Fees" shall mean those fees and costs payable to Buyer pursuant to Section 7.2 of this Agreement.

     1.21 LOAN PROPERTIES. The term "Loan Properties" shall mean the two apartment projects securing the Loan, as described in Article 7.

     1.22 NET OPERATING INCOME OR NOI. The term "Net Operating Income" or "NOI" shall have the meaning provided for in SECTION 7.3.4 hereof.

     1.23 NEW REPORTS. The term "New Reports" shall mean title, survey, appraisal, engineering, environmental and other studies or reports identified under the Building Information or Real Estate sections of EXHIBIT C which Buyer may reasonably require as part of its due diligence review of the Properties, and which Sellers have not produced to Buyer.

     1.24 PERSONAL PROPERTY. The term "Personal Property" shall mean Each Seller's interest, if any, in all furniture, fixtures, machinery, appliances, equipment, supplies and other personal property located on Each Seller's Real Property and utilized in connection with the ownership or operation of Each Seller's Real Property by Each Seller.

     1.25 PERMITS. The term "Permits" shall mean all licenses, permits, certificates (including, without limitation, certificates of occupancy) and approvals issued by any federal, state or local government or governmental agency relating to the ownership, occupancy or use of the Real Property and/or the Personal Property.


                                       4.

     1.26 PERMITTED EXCEPTIONS. The term "Permitted Exceptions" shall mean all the items described in SECTION 3.4.1 and enumerated as (1)-(5), together with all exceptions reflected in either the Title Report or Surveys for which Buyer does not deliver to Sellers a Disapproval Notice as provided for in SECTION 3.4 prior to expiration of the Inspection Period.

     1.27 PROPERTY. The term "Property" shall mean the Real Property, the Personal Property and the Intangible Property. Collectively, each Property listed on EXHIBIT A hereto shall be referred to as the "Properties."

     1.28 PURCHASE PRICE. The term "Purchase Price" shall mean the sum of Fifty-One Million Two Hundred Fifty Thousand Dollars ($51,250,000.00), payable as set forth in SECTION 2.2.

     1.29 REAL PROPERTY. The term "Real Property" shall mean individually certain apartment complexes (including, without limitation, any and all easements and improvements related thereto) listed on EXHIBIT A hereto, located in Pima County, Arizona. The land component of Each Seller's Real Property is more particularly described in EXHIBITS B-1 - B-8 attached to this Agreement.

     1.30 SURVEYS. The term "Surveys" shall mean any and all ALTA surveys of the Properties to be made or updated by Sellers pursuant to SECTION 3.2.

     1.31 TITLE COMPANY. The term "Title Company" shall mean Title Insurance Company, whose address for this transaction is as follows:

          Fidelity National Title Agency, Inc.
          17 W. Wetmore Road, Suite 100
          Tucson, AZ 85705-1644

     1.32  TITLE POLICY.  The term "Title Policy" is defined in SECTION 4.1.2.

     1.33 TITLE REPORTS. The term "Title Reports" shall mean the Preliminary Title Reports to be prepared by Title Company with respect to each of the Properties, together with complete and legible copies of all documents shown as exceptions to title therein.

     1.34 WARRANTIES. The term "Warranties" shall mean all existing warranties held by Each Seller and given by third parties with respect to that Seller's Property.

     1.35 WRITTEN NOTICE. The term "Written Notice" shall mean the notice which Buyer is required to give Sellers on or before


                                       5.

the expiration of the Inspection Period pursuant to SECTION 3.3, stating the election of Buyer to proceed with the transaction and purchase the Properties.


                                    ARTICLE 2

                                PURCHASE AND SALE

     2.1 PURCHASE AND SALE; TITLE TO BE HELD IN SINGLE ASSET ENTITIES. Sellers agree to sell the Properties to Buyer, and Buyer agrees to purchase the Properties from Sellers, upon all of the terms, covenants and conditions set forth in this Agreement. In order to meet the requirements of HUD and FHA lenders, title to Camino Seco Apartments, Colonia del Rio Apartments, Fountain Plaza Apartments, Hacienda del Rio Apartments, Oracle Village Apartments, and Spring Hill Apartments will be vested in single-asset wholly owned corporate subsidiaries of Buyer.

     2.2 PURCHASE PRICE. Subject to the closing adjustments and prorations described in SECTIONS 6.5 AND 6.6 hereof, Buyer shall pay to Sellers the Purchase Price for the Properties, which shall be allocated to each Property in accordance with the allocation schedule attached hereto as a portion of EXHIBIT
A. The Purchase Price shall be paid as follows:

          2.2.1 DEPOSIT. Buyer shall deliver the Deposit into Escrow within 5 days after each of the following has occurred: (i) the earlier of final approval by Buyer's Board of Directors or July 25, 1994, and (ii) the Lenders' Approvals. Title Company shall invest the Deposit in an interest-bearing cash-management account reasonably acceptable to Buyer and Sellers. For purposes of reporting interest income on the Deposit, Buyer's Tax Identification Number shall be supplied by Buyer to Title Company at or before the time the Deposit is delivered.

                 2.2.1.1 In the event that (a) the conditions precedent set forth in SECTION 4.1 shall have been satisfied or waived by Buyer, (b) Sellers shall have performed fully or tendered performance of their obligations hereunder including those set forth in SECTION 4.2 and (c) Buyer shall be unable or fail to perform its obligations hereunder, then the entire amount of the Deposit shall be delivered by Title Company to Sellers upon Sellers' election to terminate this Agreement in accordance with SECTION 4.3.

                 2.2.1.2 In the event that this transaction is consummated as contemplated by this Agreement, then the entire amount of the Deposit shall be credited against the Purchase Price.


                                       6.

                 2.2.1.3 The entire amount of the Deposit shall be returned immediately by Title Company to Buyer upon Buyer's election to terminate this Agreement in accordance with SECTION 4.3 in the event that (a) the conditions precedent set forth in SECTION 4.1 shall not have been satisfied or waived by Buyer as of the Closing Date, (b) Buyer shall have performed fully or tendered performance of its obligations hereunder, and (c) Sellers shall be unable or fail to perform their obligations under this Agreement, including those contained in SECTION 4.2.

          2.2.2 ASSUMED DEBT. The amount of the Assumed Debt shall be credited against the Purchase Price.

          2.2.3 BALANCE. The balance of the Purchase Price shall be paid by wire transfer of immediately available funds through Escrow on the Closing Date in an amount equal to the Purchase Price less (i) the Deposit and (ii) the Assumed Debt.

     2.3 DISPOSITION OF DEPOSIT. This Agreement shall automatically terminate if the Deposit is not delivered to the Title Company within the time proscribed in SECTION 2.2.1, and no party hereto shall have any further obligations under this Agreement except as otherwise provided herein. Buyer agrees to deliver to Sellers at the time of such termination, at no cost to Sellers, copies of all feasibility studies, surveys, engineering and construction reports and all other information obtained by Buyer from Sellers or from Buyer's consultants, other than legal counsel, with respect to the Properties.

     2.4 INDEPENDENT CONSIDERATION. Upon execution of this Agreement, Buyer shall deliver ONE HUNDRED AND NO/100 DOLLARS ($100.00) (the "Independent Consideration") which shall be nonrefundable. The Independent Consideration shall constitute consideration for the rights given Buyer hereunder either to proceed with this Agreement or to terminate it after its investigation and inspection of the Properties as provided for in SECTION 3.3 below. Should Buyer elect to proceed with this Agreement in accordance with SECTION 3.3, Buyer shall, as hereinafter provided, deliver the Deposit which shall be the consideration for Buyer's right to purchase the Properties and Seller's, execution, delivery and performance of this Agreement. The Independent Consideration is in addition to and independent of any other consideration or payment provided for in this Agreement, is nonrefundable and shall be retained by Sellers notwithstanding any other provision of this Agreement.


                                    ARTICLE 3

                             INSPECTION OF PROPERTY

     3.1  SELLERS' DOCUMENTS.


                                       7.

               3.1.1 By execution of this Agreement, Buyer acknowledges having received from Sellers those materials identified in EXHIBIT C which were either in the possession of, or reasonably accessible to, Each Seller, with respect to Each Sellers' Property. At Buyer's request, Each Seller shall hereafter furnish Buyer with any materials or information reasonably related to its Property which are either in its possession, or reasonably accessible to it, and which were not furnished previously.

               3.1.2 Sellers will provide copies of its most recent Surveys on each of the Properties. New Title Reports shall be furnished by Title Company and new Surveys shall be furnished at Seller's expense by a surveyor chosen by Sellers; provided that Buyer shall reimburse Seller for the cost of updating any existing surveys which were prepared subsequent to March 1, 1993.

          3.1.3 Should Buyer require any New Reports (other than title and Surveys), Buyer shall independently arrange to obtain the same at Buyer's expense, subject to credit at Closing as provided below. Buyer shall select the agents and/or representatives who compile such New Reports (other than those related to Surveys and title matters) in its sole and absolute discretion.

          3.1.4 Conditional upon Closing, Sellers shall credit Buyer at Closing for one-half of the cost of any New Reports (other than Survey Updates) reasonably required as part of Buyer's due diligence investigation of the Properties and relating to either the condition or operation of the Properties; provided, however, that in no event shall the Sellers be obligated to credit or reimburse Buyer for such costs relating to any single Property in excess of Four Thousand Five Hundred Dollars ($4,500). The foregoing notwithstanding, in no event shall Sellers be responsible for any costs incurred by Buyer for analysis or review of financial records, reports or documents relating to the Properties, or for inspection of the condition of the Properties by Buyer's employees or other personnel on its payroll.

     3.2 INSPECTION OF REAL PROPERTY. At reasonable times to be scheduled by Sellers, Buyer and its agents and representatives may enter each Property and Each Seller's offices during reasonable business hours during the Inspection Period for the purposes of conducting (i) physical inspections of the Real Property (including, without limitation, appraisals and investigations to ascertain whether any Hazardous Substances are present in, on, under or about the Real Property), (ii) interviews with tenants of the Real Property, and (iii) reviews of Seller's books and records pertaining to the Property (other than those books and


                                       8.

records previously delivered to Buyer). Concurrent with the execution of this Agreement, or as soon thereafter as possible, Buyer or its agents shall commence such inspections, surveys, interviews and reviews and shall diligently prosecute same to completion. As soon as possible after the completion of each such inspection, Survey, interview and review, the persons or entities conducting same shall prepare a written report thereof. The reports may include, without limitation, the Surveys, a Phase I environmental report for each Property, engineering reports for each Property, and reports as to the compliance by the improvements located on each Property with the Americans with Disabilities Act of 1990 and other local legal disability laws and may constitute New Reports if within the definition thereof. Sellers shall arrange for Title Company to prepare and deliver the Title Reports to Buyer. Sellers shall arrange for a surveyor acceptable to Buyer to prepare and deliver Surveys of the Real Property to Buyer. Sellers shall cooperate with and assist Buyer in arranging and conducting such inspections, interviews and reviews. Buyer agrees to keep each Property free and clear of any liens which may arise as a result of the activities by or on behalf of Buyer pursuant to this SECTION 3.2. Buyer shall promptly restore any physical damage to each Property caused by such activities. Buyer shall indemnify and defend Each Seller against and hold Each Seller harmless from any and all loss, cost, claims, liability and expenses (including reasonable attorneys' fees) arising out of Buyer's activities on the Real Property during the Inspection Period, which indemnification shall survive the Closing.

     3.3 BUYER'S RIGHT TO TERMINATE. Notwithstanding anything in this Agreement to the contrary and in addition to any other rights and remedies available to Buyer, the parties hereto agree that Buyer shall have the right to terminate this Agreement, at its sole discretion, at any time during the Inspection Period. If on or before the date of the expiration of the Inspection Period, Buyer elects to proceed with purchase of the Properties, it may do so by giving the Written Notice to the Sellers of such intent unconditionally or subject to the condition that Sellers, at Buyer's election, shall (1) cure and correct any existing defects or reasonable objections to the physical, environmental, or title condition of the Properties, or any of them, identified in any Disapproval Notice (as defined in SECTION 3.4) to Sellers, or (2) give Buyer a credit against the Purchase Price for the actual cost of any such cure or correction.

     3.4 DISAPPROVAL NOTICES. Buyer agrees to review the due diligence documents provided pursuant to SECTION 3.1 and listed on EXHIBIT C as soon as they are received by Buyer. Buyer also agrees to review the Title Reports, the Surveys and the other documents and items which Buyer has a right to review pursuant to SECTION 3.2. On or before the expiration of the Inspection Period, Buyer may deliver one or more notices ("Disapproval


                                       9.

Notices") disapproving of any one or more of the following: (i) a document delivered to Buyer pursuant to SECTION 3.1 or SECTION 3.2; (ii) any exception to title or other matter disclosed by any of the Title Reports; (iii) any matter disclosed by the Surveys or by any supplement thereto; (iv) any matter disclosed by Buyer's physical inspection of the Properties; (v) any matter disclosed by Buyer's interviews with the tenants of the Properties; or (vi) any matter which, in Buyer's sole determination and opinion, is an existing defect or reasonable objection to the physical, environmental, or title condition of a Property or Properties. Any matter which is the subject of a Disapproval Notice shall be identified and explained in detail, including an itemized explanation of the estimated cost of correction. Any matter not disapproved by Buyer in a timely delivered Disapproval Notice shall be deemed approved by Buyer.

          3.4.1 Notwithstanding the foregoing, (1) the lien for real property taxes in the year of Closing, (2) zoning ordinances in effect as of the dates of completion of the Real Properties (3) any and all liens and encumbrances (including mechanic's and materialman's liens) relating to the Properties and created (whether or not voluntarily or solely) by, through or under Buyer, its agents, employees or contractors whether as a result of its actions or omissions, (4) reservations of oil, coal and mineral rights by the United States of America pursuant to the terms of Patents from it, and (5) the rights of tenants under all tenant leases (recorded or unrecorded) existing as of the Closing and listed on a Rent Roll delivered at Closing shall constitute Permitted Exceptions. If, prior to expiration of the Inspection Period, Buyer does not deliver to Sellers a Disapproval Notice as provided for in SECTION 3.4 specifying a particular objection, then such objection and all the items described above and enumerated as (1)-(5) together with all exceptions reflected in either the Title Report or Surveys not objected to shall be considered to be Permitted Exceptions, and Buyer shall be deemed to have waived any right to object thereto or to terminate this Agreement as a result thereof. Except as Sellers shall commit in writing to do as provided for in SECTION 3.5 hereof, Sellers do not agree to undertake, and nothing contained herein shall be construed to require Sellers to undertake, any action or proceeding or otherwise to incur expense either to remove any title defect or exception or to render title to the Properties either acceptable to Buyer or marketable, indefeasible or insurable.

     3.5 SELLERS' CURE OF DISAPPROVED ITEMS. Upon Sellers' receipt of any Disapproval Notice, Sellers may elect by no later than five (5) business days after receiving such notice for each such Disapproved Item, to use their good faith best efforts to remove or otherwise cure to Buyer's satisfaction the Disapproved Items. Notwithstanding the foregoing, (i) Sellers may elect not to cure any Disapproved Item and (ii) Sellers shall not be


                                       10.

obligated to credit the Purchase Price or incur any costs to cure or remove Disapproved Items.

     3.6  FAILURE TO CURE DISAPPROVED ITEMS.  If Seller elects pursuant to
SECTION 3.5 not to cure one or more of the Disapproved Items, or if Sellers otherwise fail to cure one or more of the Disapproved Items by the expiration of the Cure Period, then Buyer may elect any of the following by written notice to
Sellers:

          3.6.1 to waive Buyer's disapprovals with respect to the unremoved and uncured Disapproved Items or those Disapproved Items which Sellers elect not to cure as permitted under SECTION 3.5 and proceed with the Close of Escrow; or

          3.6.2 to terminate this Agreement and immediately receive the Deposit from Escrow.

     3.7 SUPPLEMENTAL TITLE REPORTS AND SURVEYS. If at any time prior to the Close of Escrow Buyer receives any supplement to any of the Title Reports, to the Survey or to any other report regarding the Real Property (collectively, a "Supplemental Report"), then Buyer and Seller shall have the right to deliver the notices described in SECTIONS 3.4, 3.5 AND 3.6, for that Property only, and the Closing Date for the transactions as contemplated herein shall be extended to the date which is five (5) business days after the Cure Period pertaining to the Supplemental Report.

     3.8 COSTS TO REPAIR. Attached hereto as Exhibit M is a list for each of the Properties of repairs which Sellers have agreed to make to Buyer's reasonable satisfaction, together with an agreed estimate of cost for each such repair. If any of the listed repairs have not been completed prior to Closing, the amount shown on Exhibit M for such repair (the "holdback") shall be withheld from the purchase price otherwise payable for that Property and retained in escrow until the repair has been completed to Buyer's reasonable satisfaction. Promptly after the completion of each such repair, Buyer will instruct escrow to release the designated holdback to the applicable Seller. In the event that any such repairs have not been completed by Sellers within 90 days after Closing, Buyer shall be paid the amount of withhold for each such repair, and Seller shall have no further obligation to complete the repair. Any disputes as to the adequacy of the repair work which cannot be resolved through negotiation shall be submitted to binding arbitration by a licensed general contractor having at least 10 years experience in the renovation of commercial buildings, and having no prior connection with either party. The parties shall first attempt to select the arbitrator by agreement, failing which the arbitrator shall be selected by the American Arbitration Association. The arbitration shall be conducted under the


                                       11.

construction industry rules of the American Arbitration Association.


                                    ARTICLE 4

                              CONDITIONS PRECEDENT

     4.1 BUYER'S CONDITIONS. Notwithstanding anything in this Agreement to the contrary, Buyer's obligation to purchase the Properties and make the Loan shall be subject to and contingent upon the satisfaction (or waiver by Buyer) of the following conditions precedent with respect to each Property, prior to and as of the Closing Date:

          4.1.1 Seller shall have removed or cured, to Buyer's satisfaction, or Buyer shall have waived, all Disapproved Items pursuant to SECTIONS 3.5 AND 3.6 hereof.

          4.1.2 Title Company shall have irrevocably committed to issue to Buyer American Land Title Association Owner's Policy 1970 -- Form B Extended Coverage Title Insurance Policy, unmodified, or such equivalent policy form as reasonably approved by Buyer, containing such available endorsements as Buyer may reasonably request and which were previously requested and approved by Buyer as part of the Title Commitment (the "Title Policy"), insuring Buyer in the amount of the Purchase Price for the Property as set forth on EXHIBIT A and insuring that title to the Real Property is vested of record in Buyer as of the Close of Escrow, subject only to the printed conditions and exceptions of such policy and the Permitted Exceptions to title shown therein.

          4.1.3 On or before the Closing Date, Buyer shall have received copies of the written consent to the transfer of the Property to Buyer contemplated in this Agreement from all holders of the Assumed Debt, which written consents shall be in form and substance reasonably satisfactory to Buyer. Buyer's failure to approve by written notice to Seller the proposed form of written consent of the holders of the Assumed Debt within five (5) business days of receipt thereof shall be deemed approval. Any disapproval of said proposed form of written consent shall state in reasonable detail the reasons for disapproval, and Seller shall have five (5) business days to cure same, to the reasonable satisfaction of Buyer. A requirement that Buyer assume Seller's obligations under the Assumed Debt shall not be a reasonable basis for disapproval. The consent form shall identify the loan documents, confirm that there is no knowledge of existing default, and confirm the outstanding loan balance. The inability to timely obtain one or more consents from the holders of the assumed debt shall not constitute a default of either party unless such inability is the result of a failure to act diligently or to cooperate in good faith in pursuing lender


                                       12.

consent. Buyer and Seller each agree to act with reasonable speed, and to cooperate and act in good faith in seeking lender consent.

          4.1.4 All documents necessary to consummate the transactions contemplated in this Agreement shall have been executed and delivered as required by this Agreement, including the recertification of warranties as provided in SECTION 5.1.

          4.1.5 There shall not have been any material adverse change in the title, physical condition, permits and/or operation of the Property (or any portion thereof), nor shall any default have occurred under the Assumed Debt, from the date that Buyer completed its inspections of the Real Property pursuant to Article 3.

          4.1.6 Neither Buyer nor Sellers shall have terminated this Agreement pursuant to the terms of this Agreement.

          4.1.7 Each and every representation and warranty of Sellers contained in this Agreement shall be true and correct in all material respects.

          4.1.8 Each and every material statement or representation contained in the documents prepared by Sellers and/or delivered by Sellers to Buyer pursuant to this Agreement shall be true and correct in all material respects.

          4.1.9 Buyer shall have received final approval of this transaction from its Board of Directors on or before July 25, 1994.

          4.1.10 Physical occupancy of each Property shall not have declined below 94%.

          4.1.11 Buyer shall have received an opinion from Sellers' counsel in form satisfactory to Buyer, that:

                  (a)  Each Seller is duly organized and is in good standing;

                  (b) All necessary consents have been obtained by each Seller to lawfully permit Seller to enter into this Agreement, and Sellers are legally authorized to convey fee simple title to the Properties; and

                  (c) Sellers are legally authorized to enter into the transactions described in this Agreement and that this Agreement and the documents called for herein will, when executed by the persons signing as Sellers, be binding upon Sellers


                                       13.

according to their terms, subject to limitations of applicable laws regarding bankruptcy and equitable remedies.

          4.1.12 Buyer and Seller shall have agreed upon necessary physical repairs and the estimated cost of repairs pursuant to Section 3.8.

          4.1.13  Each of the conditions to making the Loan, as provided in
Article 7, shall have been satisfied or waived by Buyer.

     4.2 SELLERS' CONDITIONS. Notwithstanding anything in this Agreement to the contrary, Sellers' obligation to sell the Properties shall be subject to and contingent upon the satisfaction (or waiver by Sellers) of the following conditions precedent prior to and as of the Closing Date:

          4.2.1  Payment of the Purchase Price to Sellers at the Closing.

          4.2.2 All documents necessary to consummate the transaction as contemplated in this Agreement shall have been executed and delivered as required by this Agreement.

          4.2.3 Neither Buyer nor Sellers shall have terminated the Agreement pursuant to the terms of this Agreement.

          4.2.4 Each and every representation and warranty of Buyer contained in this Agreement shall be true and correct as and when made in all material respects.

          4.2.5  Buyer shall have made the Deposit when due.

          4.2.6 Buyer shall have delivered the Written Notice on or before the termination of the Inspection Period.

          4.2.7  Buyer shall at Closing make the Loan described in Article 7.

     4.3 FAILURE OR WAIVER OF CONDITIONS PRECEDENT. In the event any of the conditions set forth in SECTIONS 4.1 AND 4.2 do not occur as of the Closing Date, or such earlier date as set forth above, or have not been waived in writing by Buyer or Sellers, respectively, the party whose conditions have not been satisfied or waived may terminate this Agreement by written notice to the other party, and neither party shall have any further obligation to the other with respect to the Properties, other than as stated in the Agreement. Buyer and Sellers may, at their election, at any time or times on or before the Closing Date, waive in writing the benefit of any of the conditions set forth in SECTIONS 4.1 AND 4.2. A party's waiver of any condition to the Close of Escrow shall not constitute a waiver by that party


                                       14.

of any other unsatisfied conditions, or of such party's right to terminate this Agreement based on said other unsatisfied conditions, unless such waiver is specified in writing by such party.

     4.4 SALE OF FOUNTAIN PLAZA AND HACIENDA DEL RIO CONDITIONAL ON HUD APPROVAL. As to Fountain Plaza Apartments and Hacienda del Rio Apartments, this agreement is expressly conditioned upon preliminary approval by HUD for the transaction as set forth in HUD's standard form of APPLICATION FOR TRANSFER OF PHYSICAL ASSETS, and supporting documents submitted by HUD. No transfer of any interest in said projects under this Agreement shall be effective prior to such HUD approval. Buyer will not take possession of said projects nor assume the benefits of said projects prior to such approval by HUD. The Buyer, its heirs, executors, administrators or assigns, shall have no right upon any breach by Sellers hereunder to seek damages, directly or indirectly, from said project, including from any assets, rents, issues or profits therefrom, and the Buyer shall have no right to effect a lien upon said projects for the assets, rents, issues or profits thereof. The closing date of this transaction shall not occur prior to approval of the HUD APPLICATION FOR TRANSFER OF PHYSICAL ASSETS.


                                    ARTICLE 5

                    COVENANTS, WARRANTIES AND REPRESENTATIONS

     5.1 SELLERS' WARRANTIES AND REPRESENTATIONS. Each Seller hereby represents and warrants, with respect to itself only and its Property only, to Buyer as follows:

          5.1.1 Except for a potential road widening at Colonio del Rio Apartments, Seller has no actual knowledge, as of the date hereof, that eminent domain proceedings for the condemnation of its Real Property are pending;

          5.1.2 Seller has no actual knowledge, as of the date hereof, that there is threatened or pending litigation against Seller which would materially and adversely affect its Real Property;

          5.1.3 Seller has no actual knowledge, as of the date hereof, that the improvements located on the Real Property are presently in violation of any applicable building codes or other law, ordinance, rule or regulation affecting those improvements;

          5.1.4 Seller has no actual knowledge, as of the date hereof, that there are any construction defects or other conditions of the Properties which would materially and adversely affect the value thereof;


                                       15.

           5.1.5 Seller has no actual knowledge, as of the date hereof, that Seller's use of its Real Property is presently in violation of any applicable zoning, land use or other law, order, ordinance, rule or regulation affecting such Real Property;

          5.1.6 Except as disclosed to Buyer in writing, Seller has no actual knowledge, as of the date hereof, that there are any Contracts by which Buyer would be bound that are not cancelable by the owner of the Real Property within
(30) days after written notice from such owner;

          5.1.7 Without due inquiry, to the best of Seller's knowledge, as of the date hereof, (i) no Hazardous Substances are located on, in, beneath the surface of or about its Real Property; (ii) no release of Hazardous Substances has occurred on, in, or beneath the surface of or about its Real Property; and
(iii) Seller has not been required by any governmental agency to undertake any remediation activity with respect to Hazardous Substances on, in, or beneath the surface of or about its Real Property, except for matters, if any, disclosed in the environmental reports delivered to Buyer by Seller pursuant to Section 3.1 of this Agreement.

          5.1.8 Without due inquiry, to the best of Seller's knowledge, as of the date hereof, there are no underground storage tanks located beneath the surface of its Real Property; except for any such storage tanks, if any, disclosed on the environmental reports delivered to Buyer by Seller pursuant to
Section 3.1 of the Agreement.

          5.1.9 Seller is a limited partnership validly existing under the laws of the State of its formation and qualified to do business in the State of Arizona, and it has the full right, power and authority to sell its Property to Buyer and to carry out its obligations hereunder.

          5.1.10 This Agreement and the other documents to be executed by Seller hereunder, upon execution and delivery thereof by Seller, will have been duly entered into by Seller. Seller has no actual knowledge, as of the date hereof, that either this Agreement or anything provided to be done under this Agreement violates or shall violate any contract, document, understanding, agreement, instrument, order or decree to which Seller is a party or by which it is bound.

          5.1.11 Seller has no actual knowledge, as of the date hereof, of any Leases, Contracts or other agreements, oral or written, entered into by Seller with respect to the Property which would be binding on Buyer upon the Close of Escrow, other than the Leases and Contracts which have been delivered to Buyer pursuant to the terms of this Agreement.


                                       16.

           5.1.12  Seller has no actual knowledge, as of the date hereof, of any
(i) public plans or proposals for changes in road grade, access or other municipal improvements which would affect its Real Property or result in any assessment against its Real Property, (ii) pending ordinance authorizing improvements, the cost of which might be assessed against Buyer or the Real Property, or (iii) tax certiorari proceeding pending for the reduction or increase of the assessed real estate tax valuation to the Property or any portion thereof. Seller has delivered or made available to Buyer all materials in its possession relating to the Property as of the date of this Agreement.

          5.1.13 To the best of Seller's knowledge, all documents and information delivered by Seller to Buyer and prepared by Seller in connection with Buyer's investigation of the Property are true and correct in all material respects, and should Seller learn otherwise prior to Closing, it shall promptly advise Buyer in writing.

          5.1.14 As of Closing, there will be no employees employed by Seller specifically in connection with its ownership or operation of its Real Property.

          5.1.15 Seller is the sole owner of marketable title to all of the Property. Except for the Assumed Debt, title to the Property will at Closing be free and clear of all liens, encumbrances and rights in favor of third parties created by, through or under Seller. Except as disclosed to Buyer, none of the Personal Property is held by Seller under a lease or installment sale contract.

          5.1.16 Seller has no actual knowledge, as of the date hereof, that any Permits are required to own, operate, use and maintain the Property which have not been obtained.

For the purposes of this SECTION 5.1, Seller's actual knowledge shall mean the current actual knowledge of the general partners or officers of Each Seller executing this Agreement on its behalf; provided, however, that such general partners or officers shall be obligated to make inquiries of each of Seller's property managers (and the employees of said property managers) whom those general partners or officers suspect, or should reasonably suspect, to have information pertinent to the subject of the representations and warranties made herein.

     Each Seller shall recertify at Closing that it knows of no changes to the matters warranted above, except as disclosed in the recertification.

     5.2 SELLER'S COVENANTS. Each Seller hereby covenants and agrees, with respect to its Property only and itself only, that:


                                       17.

          5.2.1 Each Seller, as soon as possible but in no event later than five (5) business days prior to Closing, shall deliver to Buyer such documentation as Buyer may reasonably require to evidence the matters set forth in SECTION 5.1 hereof, including without limitation corporate resolutions or partnership consent authorizing the transactions contemplated herein.

          5.2.2 During the Contract Period, Seller will not enter into any Contracts binding upon Buyer other than those cancellable with advance notice of thirty days or less without Buyer's prior written approval. If required, Buyer's approval shall not be unreasonably withheld and shall be deemed given if Buyer fails to approve or disapprove any proposed Contract in writing within five (5) business days following Seller's request for such action.

          5.2.3 During the Contract Period, Seller will not modify or terminate any Leases, except in accordance with Seller's historical business practices in the operation of the Property, without first notifying Buyer in writing of Seller's intention to materially depart from such historical business practices. Seller agrees to enter into new Leases only in conformance with the Lease Standards attached hereto as EXHIBIT L, and to report such new Leases to Buyer on a weekly basis. Seller and/or its agents shall use their best efforts during the Inspection Period to maintain maximum occupancy.

          5.2.4 Buyer and each Seller shall use their best efforts to obtain any required written consents from lenders to the transfer of Seller's Property to Buyer on or before the Closing Date, in a form reasonably acceptable to Buyer. KWM shall be responsible for the payment of all required expenses and fees of the lender to allow the assumption of the debt, in partial consideration for which KWM will receive certain fees pursuant to Section 10.1.1.

          5.2.5 During the Contract Period, the average monthly cost to Seller of any leasing commissions and/or tenant improvements or other Tenant Concessions (defined in SECTION 6.6.2) payable in connection with any Lease shall not exceed the average monthly cost to Seller of Tenant Concessions for the 1993 calendar year.

          5.2.6 During the Contract Period, Seller shall keep its Real Property insured to one hundred percent (100%) of its full replacement value against fire and other hazards covered by extended coverage endorsement and to its present level of comprehensive public liability insurance against claims for bodily injury, death and property damage occurring in, on or about its Real Property.


                                       18.

          5.2.7 During the Contract Period, Seller and/or its agents shall operate the Property in a businesslike manner, substantially in accordance with past practices, and maintain satisfactory relationships with licensors, suppliers, distributors, clients, tenants and others having business relationships with Seller and involving the Property.

          5.2.8 Each apartment will at Closing be in a ready to rent condition fully equipped with Sellers' standard fixtures and appliances, all of which will be in good working order.

     5.3 BUYER'S WARRANTIES AND REPRESENTATIONS. Buyer hereby represents and warrants to Sellers that:

          5.3.1 Buyer has, and as of the Closing Date shall have, full power and lawful authority to enter into and carry out the terms and conditions of this Agreement and to execute and deliver all documents which are contemplated by this Agreement. The Agreement constitutes a valid and legally binding obligation of Buyer, enforceable in accordance with its terms.

          5.3.2 All actions necessary to confer such power and authority upon the persons executing this Agreement and all documents which are contemplated by this Agreement to be executed on behalf of Buyer or its assignee have been taken.

          5.3.3 Buyer acknowledges that it has entered into this Agreement with the intention of making and relying upon its own investigation of the physical, environmental, economic and legal condition of the Property.

          5.3.4 Buyer is not relying upon any representations and warranties made by Sellers or anyone acting or claiming to act on Sellers' behalf concerning the Properties or their value, other than (i) those specifically set forth in SECTIONS 5.1 AND 5.2, and (ii) the truth and accuracy of all documents prepared by Sellers and/or delivered by Sellers to Buyer pursuant to this Agreement. Furthermore, Buyer has not received from Sellers any accounting, tax, legal, architectural, engineering, property management or other advice with respect to this transaction, and Buyer is relying solely upon the advice of its own accounting, tax, legal, architectural, engineering, property management and other advisors.

          5.3.5 The waiver by Buyer or satisfaction of the conditions set forth in SECTION 4.1 shall constitute an acknowledgment that: (i) Buyer has concluded whatever studies, tests, and investigations Buyer desired to conduct relating to the Properties including, without limitation, economic reviews and analyses, soils tests, engineering analyses, environmental analyses and analysis of any applicable records of the planning, building, public works or any other governmental or quasi-


                                       19.

governmental entity having or asserting jurisdiction over the Properties; (ii) Buyer has reviewed and read (or has elected not to do so) and has understood all instruments affecting the Properties and/or its value which Buyer deems relevant, including, without limiting the generality of the foregoing, all documents referred to in the Title Reports and all leases, operating statements, demographic studies and market analyses; and (iii) Buyer and its consultants have made all such independent studies, analyses and investigations, as Buyer has deemed necessary, including, without limitation, those relating to environmental matters and the leasing, occupancy and income of the Properties. Notwithstanding the foregoing, such acknowledgement shall not waive any rights of Buyer with respect to Supplemental Reports as set forth in SECTION 3.7.

          5.3.6 Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, is authorized to do business in the State of California, has duly authorized the execution and performance of this Agreement, such execution and performance will not violate any material term of its certificate of incorporation or bylaws, and no other authorizations or approvals, whether of governmental bodies or otherwise, will be necessary to enable Buyer to enter into or to comply with the terms of this Agreement.

          5.3.7 There is no legal or administrative proceeding, including without limitation bankruptcy proceedings, pending or, to the best of Buyer's knowledge, threatened against or effecting either Buyer or Buyer's consummation of the transactions contemplated hereby.

          5.3.8 Neither the execution nor the delivery of this Agreement, nor, the consummation of the sale and purchase contemplated hereby, nor, the fulfillment of or compliance with the terms and conditions hereof, conflict or will result in the breach of any of the terms, conditions or provisions of any Agreement or instrument to which Buyer is a party or by which it is bound.

     5.4  BUYER'S COVENANTS.  Buyer hereby covenants and agrees that:

          5.4.1 Buyer, as soon as possible but in no event later than five (5) business days prior to Closing, shall deliver to Sellers such documentation as Sellers may reasonably require to evidence the matters set forth in SECTION 5.3 hereof, including without limitation corporate resolutions authorizing the transactions contemplated herein.

     5.5 SELLER'S DISCLAIMER. Except as otherwise expressly provided in SECTIONS 5.1 AND 5.2, Sellers disclaim the making of any representations or warranties, express or implied, regarding


                                       20.

the Properties or their value or matters affecting the Properties, including, without limitation, the physical condition of the Properties, title to or the boundaries of each Real Property, pest control matters, soil condition, hazardous waste, toxic substance or other environmental matters, compliance with the Americans With Disabilities Act of 1990 or other building, health, safety, land use and zoning laws, regulations and orders, structural and other information pertaining to the Properties. With the exception of the representations and warranties made by Sellers in SECTIONS 5.1 AND 5.2 and the Disapproved Items, Sellers are selling the Properties to Buyer in its "AS IS" condition and WITH ALL FAULTS on the Closing Date.

          5.5.1 Except as otherwise expressly provided in SECTIONS 5.1 AND 5.2, Buyer agrees that Sellers shall not be responsible or liable to Buyer for any construction defects, errors, omissions, or on account of any other conditions on or affecting the Properties. Except as otherwise expressly provided in SECTIONS 5.1 and 5.2, Buyer hereby fully releases Sellers, their partners and any of their partners, agents, representatives and their respective employees, officers, directors (collectively, including Sellers, the "SELLER AFFILIATES") from any and all claims that it may have or hereafter acquire against the Seller Affiliates, for any cost, loss, liability, damage, expense, demand, action or cause of action arising from or related to any construction defects or other conditions affecting the Properties. Buyer further acknowledges and agrees that this release shall be given full force and effect according to each of its expressed terms and provisions, including, but not limited to, those relating to unknown and unsuspected claims, damages and causes of action. Sellers hereby assign without recourse or representation of any nature to Buyer, effective upon Closing, any and all claims that Sellers may have against third parties for any such errors, omissions or defects in the Properties. THIS ASSIGNMENT, WAIVER AND RELEASE OF CLAIMS SHALL SURVIVE THE CLOSING.

          5.5.2 THIRD PARTY REPORTS. Sellers hereby advise and notify Buyer that in connection with Buyer's investigation of the Properties, Buyer may have obtained existing environmental site assessments, surveys, structural reports and other similar documents and information from Sellers (the "THIRD PARTY REPORTS"). Buyer specifically acknowledges that Buyer's ability to rely on such Third Party Reports shall be limited as set forth in the Third Party Reports and, except as otherwise expressly provided in SECTIONS 5.1 AND 5.2, that Sellers make no warranties or representations regarding any of the information contained therein. Sellers hereby disclaim any liability to Buyer for the completeness or accuracy of any of the Third Party Reports, and, except as otherwise expressly provided in SECTIONS 5.1 and 5.2, Buyer hereby releases Seller Affiliates from any liability


                                       21.

arising out of any conditions and/or defects existing on the Properties and described in the Third Party Reports or as to the accuracy and/or completeness of any of the Third Party Reports.

     5.6 SURVIVAL. The parties agree that (i) each party's warranties and representations contained in SECTIONS 5.1 AND 5.3 of this Agreement and in any document (including any certificate) executed by Sellers or Buyer pursuant to this Agreement shall survive Buyer's purchase of the Properties only for a period of thirty-six (36) months after the Closing Date (the "Limitation Period"), and (ii) Buyer or Sellers shall provide actual written notice to the other party of any breach of such warranties or representations and shall allow the other party thirty (30) days within which to cure such breach, or, if such breach cannot reasonably be cured within thirty (30) days, an additional reasonable time period, so long as such cure has been commenced within such thirty (30) days and diligently pursued. If the breaching party fails to cure such breach after actual written notice and within such cure period, the party providing the notice of breach shall have all remedies available to it at law or in equity. The Limitation Period referred to herein shall apply to known as well as unknown breaches of such warranties or representations. The foregoing notwithstanding, in no event shall the provisions of this SECTION 5.6 extend either the Inspection Period, the deadline for making the Deposit, or the Closing Date.

     5.7 BORROWER'S COVENANTS. Each Borrower represents and warrants, with respect to its Loan Property only, that the statements contained in Sections
5.1.1 through 5.1.5, 5.1.7, 5.1.8, 5.1.13, and 5.1.16 are true and correct as to its Loan Property.


                                    ARTICLE 6

                               ESCROW AND CLOSING

     6.1 ESCROW. The Escrow for the purchase and sale and the Loan contemplated by this Agreement shall be opened by Buyer and Seller with the Title Company concurrently with or as soon as possible after the sending of the Written Notice to the Sellers. The closing hereunder (the "Closing") shall take place at the office of the Title Company on the Closing Date. On or before the Closing Date, Sellers and Buyer shall deliver to the Title Company such additional escrow instructions consistent with this Agreement as the parties may desire, and the parties shall deposit in Escrow the funds and documents described below.

     6.2  DEPOSITS BY BUYER.  Buyer shall deposit or cause to be deposited:


                                       22.

          6.2.1 the cash portion of the Purchase Price, plus sufficient cash to fund the Loan and pay Buyer's share of all escrow costs, prorations and closing expenses as set forth in SECTIONS 6.5 AND 6.6 below;

          6.2.2 a counterpart Assignment of Leases (as defined in SECTION 6.3.4 below), duly executed by Buyer; and

          6.2.3 written lender confirmation or other reasonable and reliable written evidence in form satisfactory to Sellers, that Buyer has, effective at Closing, assumed, and become obligated to pay the Assumed Debt.

     6.3 DEPOSITS BY SELLER. Each Seller, with respect to its Property, shall deposit:

          6.3.1 a duly executed and acknowledged special warranty deed to the Real Property in compliance with applicable law substantially in the form attached to this Agreement as EXHIBIT D (the "Deed");

          6.3.2 a duly executed assignment of Seller's interest in the Intangible Property in the form attached to this Agreement as EXHIBIT E (the "General Assignment");

          6.3.3 a duly executed bill of sale of the Personal Property in the form attached to this Agreement as EXHIBIT F (the "Bill of Sale");

          6.3.4 counterpart assignments by Seller and assumption by Buyer of Seller's interest in the Leases affecting the Property as of the Closing Date in the form attached hereto as EXHIBIT G (the "Assignments of Leases"), duly executed by Seller;

          6.3.5 a certificate from Seller certifying the information required by 1445 of the Internal Revenue Code and the regulations issued thereunder to establish, for the purposes of avoiding Buyer's tax withholding obligations, that Seller is not a "foreign person" as defined in Internal Revenue Code 1445(f) in the form attached to this Agreement as EXHIBIT H (the "FIRPTA Certificate");

          6.3.6 a current rent roll and a current list of any security deposits and prepaid rents held by Seller under the Leases certified by the existing management company operating the Property as being true, correct and complete in all material respects as of the Closing Date, and further certifying that each such Lease is in full force and effect, and that there are no unperformed obligations on the part of Seller;


                                       23.

          6.3.7 a partnership authorization satisfactory to Buyer authorizing Seller's entry into and performance of this Agreement ("Resolution");

          6.3.8 a letter signed by Seller and addressed to each tenant of the Real Property in the form attached hereto as EXHIBIT I. Buyer shall cause the tenant notification letter to be hand delivered to or affixed to the door of each tenant promptly following the Closing or otherwise delivered in accordance with the applicable Arizona laws, whether state, county, local or otherwise;

          6.3.9 an assignment and assumption of Contracts and Claims in the form attached hereto as EXHIBIT J and made a part hereof;

          6.3.10 Affidavit of Property Value in the form attached hereto as EXHIBIT K and made a part hereof; and

          6.3.11  duly executed and acknowledged Loan Documents.

     6.4 TITLE COMPANY'S DUTIES AT CLOSING. Sellers and Buyer shall instruct Title Company to close Escrow on the Closing Date by, for each Property:

          6.4.1 Recording all documents as may be necessary to clear title in accordance with the requirements of this Agreement;

          6.4.2 Recording the Deed and the Assignment of Leases, in that order, and, if permitted by applicable law, instructing the applicable county recorder's offices not to affix the amount of any documentary or transfer taxes to the Deed but to attach a separate statement to the Deed after recording;

          6.4.3 Paying all closing costs and making all prorations in accordance with SECTIONS 6.5 AND 6.6 of this Agreement, and preparing a separate closing statement of adjustments and prorations with respect to each Property prepared by Title Company and approved by Buyer and Sellers prior to the Closing Date (the "Closing Statement");

          6.4.4 Delivering to Buyer the Title Policy, Title Company's certified Closing Statement as to the Property, conformed copies of the Deed and the Assignment of Leases showing available recordation information (collectively, the "Recorded Documents"), an original of the Bill of Sale, the General Assignment, the FIRPTA Certificate, the Resolution specified in SECTION 6.3.7, and copies of all other documents deposited into Escrow; and


                                       24.

           6.4.5 Delivering to Sellers the Purchase Price, plus or minus closing adjustments and prorations, Title Company's certified Closing Statement, conformed copies of the Recorded Documents, an original of the Bill of Sale, the General Assignment and the FIRPTA certificate and copies of all other documents delivered to Title Company.

          6.4.6  In connection with the Loan, Title Company shall:

                 6.4.6.1 Record the Loan Documents in such order as instructed by Buyer, and deliver conformed copies to Buyer;

                 6.4.6.2 Issue to Buyer its ALTA lender's title insurance policies insuring the priority of the Loan subject only to the existing institutional first deeds of trust and such other exceptions as Buyer may approve in writing;

                 6.4.6.3 Deliver the net proceeds of the Loan to the Borrowers; and

                 6.4.6.4  Deliver the Loan Fees to Buyer.

     6.5  CLOSING COSTS.

          6.5.1 CLOSING COSTS FOR PURCHASE AND SALE. Buyer, and each Seller with respect to its Property, shall each pay (i) one-half of the escrow fee charged by Title Company, (ii) their respective portions of the New Reports pursuant to SECTION 3.1 and (iii) the fees and expenses of their respective legal counsel incurred in connection with this transaction and any other expenses incurred by them and not otherwise allocated in this Agreement. Each Seller shall each pay with respect to its Property (i) all transfer taxes, documentary stamp taxes or fees due on the transfer of the Properties from Sellers to Buyer, if any, (ii) all premiums for the Title Policies, including such available endorsements as Buyer may reasonably request at a cost for such endorsements not to exceed $2,500 for each Property unless approved by the respective Sellers, and all costs in connection with removal of liens other than the Permitted Exceptions effecting the Properties, (iii) all Survey expenses, except as provided in SECTION 3.1, (iv) sales and use taxes related to the transfer of the Personal Property, and (v) all other customary Seller's expenses due or incurred in connection with the proposed transaction. Buyer will pay the cost of certain survey updates as provided in SECTION 3.1 and all other customary Buyer's expenses due or incurred in connection with the proposed transaction.


                                       25.

           6.5.2 CLOSING COSTS FOR LOAN. All closing costs for the Loan, including escrow costs, recording fees and Buyer's ALTA lender's title insurance policies, shall be borne by Sellers.

     6.6  PRORATIONS.

          6.6.1 Real property taxes and assessments, personal property taxes (if any), rent received (whether prepaid or applicable to the current rental period), income received from tenant services and all other items of income received with respect to the Properties shall be prorated between Sellers and Buyer as of the Closing Date on a pro rata basis by allocating to the proper party a credit or debit as the case may be for an amount which equals the percentage of the applicable period during which that party held or will hold title to the Properties multiplied by the amount of the item to be prorated. Assessments, the payment of which have been elected to be paid in annual installments, shall be prorated based only on the annual installment payment due for the year during which the Closing occurs, and all subsequent annual installments shall be the sole obligation of Buyer. If the actual amount of such taxes and assessments is not known at the time of Closing, such proration shall be estimated based on the most recent available information. As soon as the actual amount of such taxes and assessments for such year is known, Sellers and Buyer shall readjust such taxes and assessments to be paid by each party with the result that Sellers shall pay for those taxes and assessments (or annual installment thereof, if applicable), attributable to the period of time prior to the Closing, and Buyer shall pay for those attributable to the period of time commencing with the Closing. If Sellers have engaged a tax consulting entity to protest or appeal the assessed value of any of the Properties for tax purposes and an assessed value has not been established as of the Closing Date based upon such protest or appeal, then Buyer may assume all of the obligations and benefits of Sellers under and pursuant to the contract with such tax consulting entity to the extent the contract relates to the Properties and the result of such protest or appeal shall not be subject to proration hereunder.

          6.6.2 All items of expense shall be prorated on an accrual basis as of the Closing Date. The cost to Sellers of any leasing commissions and/or tenant improvements or other tenant concessions (the "Tenant Concessions") payable in connection with any Lease approved by Buyer pursuant to SECTION 5.2.2 the initial term of which commences during the Contract Period shall be prorated between Buyer and Sellers based on the period from the date of execution of the Lease to the expiration date of the initial term thereof. Sellers shall be responsible for all Tenant Concessions for any Leases the initial term of which commenced prior to the commencement of the Contract Period. Buyer shall be responsible for all such Tenant Concessions for any Leases the


                                       26.

initial term of which commences after the expiration of the Contract Period. Buyer shall receive a credit in Escrow in the amount of any deposits under Leases in effect on the Closing Date, or any portion thereof, which are in each Sellers' possession and refundable to the tenant as of the Closing Date plus the amount of any prepaid rent for periods from and after the Closing Date. Buyer shall not be entitled to any interest on such deposits which may have accrued prior to the Closing Date unless such interest, under the terms of the applicable Lease, accrues for the benefit of the tenant. Sellers shall receive a credit in Escrow for any refundable deposits and/or bonds held by any utility, governmental agency or service contractor with respect to the Properties, provided that such utility, agency or contractor is obligated to refund the deposit to Buyer, rather than to Sellers, following the Close of Escrow. Sellers shall cause all utility meters to be read one business day prior to the Closing, shall cause the transfer of all utility service for the Properties to Buyer's name as of the Closing Date, and Buyer shall cooperate with Sellers in connection therewith. Sellers shall pay utility charges incurred or accrued up to the reading of such utility meters. If any utility services have not been transferred to Buyer's name as of the Closing Date, then at the Closing, any such charges with respect to services not transferred shall be provided based on the per diem charges obtained by using the most recent period (having similar weather) for which readings of such services are available.

          6.6.3 Any rent collected by Buyer after the Closing Date shall be applied first to pay any rent then due and owing for any period subsequent to the Closing Date, and then to pay any rent owing for any period prior to the Closing Date. Buyer shall remit such latter amounts immediately upon receipt to Sellers. Except as specified above, if either Buyer or Sellers receive any revenues attributable to the period during which it is not the owner of the Property, said party shall promptly forward such amounts to the other party (if such revenues are only partially attributable to the period during which said party is not the owner of the Property, the amount paid to the other party shall be based upon proration as of the Closing Date as set forth above). Buyer shall use reasonable efforts, at no expense to Buyer, to collect and assist Sellers in collecting any revenue which is owed to Sellers as of the Closing Date or which comes due thereafter.

          6.6.4 Buyer and Sellers shall cooperate to produce on or before the Closing Date a schedule of prorations for each Property which is as complete and accurate as reasonably possible. All prorations which can be reasonably estimated as of the Closing Date shall be made in Escrow on the Closing Date. All other prorations and any adjustments to initial estimated prorations, shall be made by Buyer and Sellers within thirty (30) days following the Closing Date or such later time as may be re-


                                       27.

quired, in the exercise of due diligence, to obtain the necessary information for proration. Any net credit due one party from the other as a result of such post-closing prorations and adjustments shall be paid to the other in cash immediately upon the parties' written agreement to a final schedule of post-closing adjustments and prorations.

     6.7 INSURANCE. Sellers' existing liability and property insurance pertaining to the Property shall be canceled as of the Closing Date, and Sellers shall receive any premium refund due thereon.

     6.8 DELIVERY OF ORIGINAL DOCUMENTS AND KEYS. Sellers agree to deliver to Buyer on or immediately following the Closing Date all original Leases, Contracts, plans and specifications, plot plans, surveys, soils reports, Permits, Lease applications, and copies of other documents reasonably required by Buyer in each Seller's possession pertaining to each Property, as well as all keys and master keys to all locks on its Property, at a location designated by Buyer.

     6.9 FILING OF REPORTS. Title Company shall be solely responsible for the timely filing of any reports or returns required pursuant to the provisions of
Section 6045(e) of the Internal Revenue Code of 1986 (and any similar reports or returns required under any state or local laws) in connection with the closing of the transaction contemplated in this Agreement.


                                    ARTICLE 7

                                 LOAN AGREEMENT

     7.1 LOAN. Subject to the conditions of this Article 7, Buyer has agreed to make a Loan of up to $3,000,000 in the aggregate to WMS Partners L.P. and Mission Heights Investors L.P. (collectively "Borrowers"), the owners of New Spanish Village Apartments and Mission Heights Apartments respectively (the "Loan Properties").

     7.2 LOAN TERMS. The Loan will be secured by a second mortgage on each of the Loan Properties, and will be cross-collateralized and cross-defaulted. The Loan will be recourse to each Borrower and to W. Michael Schoff individually, either as a general partner of the Borrower or by guarantee of the Borrower's obligation. At Closing, Buyer will receive a loan fee equal to 1.5% of the Loan plus reimbursement of its out-of-pocket legal and due diligence costs (not to exceed $17,000 for New Spanish Village and $23,000 for Mission Heights) (collectively the "Loan Fees"). The initial loan term will be one year, extendible at Borrower's option without extension fee so long as the Loan is not in default. Interest will be paid monthly in arrears at an


                                       28.

annual rate of 10% for the first year, 11% for the second year, and 12% for the third year.

     7.3 BUYER'S CONDITIONS TO MAKING THE LOAN. Buyer shall not be required to make the Loan unless all of the following conditions are met, but the making of the Loan is a condition to Sellers' obligation to sell the Properties:

          7.3.1 The purchase and sale of the Properties shall have Closed concurrently with the Closing of the Loan.

          7.3.2 At Closing, the total of the first and second mortgages on New Spanish Village Apartments shall not exceed $5,040,000, and on Mission Heights Apartments shall not exceed $5,360,000.

          7.3.3 Net Operating Income for the Loan Properties on a combined basis after debt service on the first mortgage and maintenance reserves shall not be less than 150% of the interest payments due on the Loan.

          7.3.4 Loan documents satisfactory to Buyer and Borrowers (the Loan Documents") shall be prepared by Buyer and agreed on no later than Closing.

          7.3.5 Borrowers shall provide Buyer, at Borrowers' cost, with ALTA lenders title insurance showing Buyer's deeds of trust subject only to the existing first position loans and such additional exceptions as Buyer may approve in writing.

          7.3.6 Borrowers shall provide Buyer with estoppel statements from the existing first position lenders, in form satisfactory to Buyer, showing the terms and existing principal balances of the first position loans, the absence of any defaults known by the lender under said loans, and said lenders' consents to the Loan.

          7.3.7 Borrowers shall provide Buyer with evidence satisfactory to Buyer, including opinion of counsel, that the Borrowers have consented to the Loan.

          7.3.8 Seller shall have inspected the Loan Properties in the same manner as with the Properties, and shall have found the Loan Properties to be satisfactory collateral for the Loan.


                                       29.

                                    ARTICLE 8

                              DAMAGE OR DESTRUCTION

     8.1 CONTRACT PERIOD DAMAGE. If, during the Contract Period, there occurs any damage to or destruction of any Property ("Contract Period Damage"), Sellers shall immediately notify Buyer in writing of the nature and extent of such Contract Period Damage. Buyer shall have ten (10) business days from the receipt of Sellers' written notice in which to inspect and appraise the damaged portion of the Property and to deliver a Disapproval Notice to Sellers with respect to the Contract Period Damage demanding that Sellers repair the Contract Period Damage. Buyer's failure to respond shall be deemed a waiver of its right
to require that Sellers repair the Contract Period Damage.   If Sellers refuse
to repair the Contract Period Damage pursuant to Buyer's Disapproval Notice, or fail to commence repairs within a reasonable period of time, Buyer may elect in writing to terminate this Agreement.

     8.2 BUYER'S ELECTION TO PROCEED. If Buyer elects to proceed with the Close of Escrow without requiring Seller to repair the Contract Period Damage, Buyer shall receive a credit in Escrow in the amount of the sum of (i) any insurance proceeds payable to that Seller prior to the Closing Date as a result of any Contract Period Damage and not expended by that Seller to repair, replace or restore the Property pursuant to SECTION 8.3, with respect to Contract Period Damage for which that Seller was insured, and (ii) with respect to Contract Period Damage for which that Seller was not insured, the actual cost of repairing or replacing such uninsured Contract Period Damage, as reasonably estimated by Buyer.

     8.3  SELLERS' REPAIRS.  Upon the occurrence of any Contract Period
Damage, Sellers may, but shall not be obligated to, use any insurance proceeds collected with respect to such Contract Period Damage to repair, replace or restore the damaged Property to the extent reasonably feasible prior to the Closing Date. Sellers' election to commence the repair, replacement or restoration of any Property prior to the Closing Date shall in no way imply that Sellers have made any representation or warranty with respect to any work performed in connection with such repair, replacement or restoration ("Sellers' Repairs"). The plans, materials, choice of contractor and all other material aspects of the performance of Sellers' Repairs shall be subject to Buyer's review and approval (which shall not be unreasonably withheld) and to the general disclaimer set forth in SECTION 5.5.

     8.4 BUSINESS INTERRUPTION AND RENTAL LOSS INSURANCE. Notwithstanding anything in this Agreement to the contrary, the insurance proceeds to be credited or delivered to Buyer pursuant to SECTION 8.2 shall exclude business interruption or rental loss


                                       30.

insurance proceeds, if any, allocable to the period through the Closing Date, which proceeds shall be retained by Sellers.

     8.5 CONDEMNATION PROCEEDS. If this transaction is Closed, Buyer shall be entitled to all proceeds from the possible Colonia del Rio condemnation.


                                    ARTICLE 9

                                    REMEDIES

     9.1 REMEDIES. If Sellers default under this Agreement, and such default continues for five (5) days after written notice thereof, then Buyer may, at Buyer's option, terminate this Agreement, at which time the Deposit shall be returned to Buyer, and Buyer may pursue all of Buyer's rights and remedies that Buyer may have at law, in equity or otherwise, including, without limitation, the right to seek specific performance subject to the limited liability of each Seller for a breach relating to its Property only. If Buyer defaults under this Agreement, and such default continues for five (5) days after written notice thereof, Each Seller's sole and exclusive remedy shall be to terminate this Agreement and to retain its allocable share of the Deposit, if the Deposit has been made, and if not, to sue to recover liquidated damages in the amount of its allocable share of the Deposit, in accordance with SECTION 9.2. The foregoing notwithstanding, no grace period, either as provided for in this SECTION 9.1 or otherwise, shall apply to extend either the Inspection Period, the deadline for making the Deposit, or the Closing Date.

     9.2 LIQUIDATED DAMAGES. BUYER AND SELLERS ACKNOWLEDGE AND AGREE THAT (1) IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO DETERMINE SELLERS' ACTUAL DAMAGES IN THE EVENT OF BUYER'S DEFAULT UNDER THIS AGREEMENT, AND (2) TAKING INTO ACCOUNT ALL OF THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE DEPOSIT IS A REASONABLE ESTIMATE OF SELLERS' ACTUAL DAMAGES IN SUCH EVENT. CONSEQUENTLY, IN THE EVENT OF BUYER'S DEFAULT UNDER THIS AGREEMENT, SELLERS' SOLE AND EXCLUSIVE REMEDY SHALL BE TO


                                       31.

TERMINATE THIS AGREEMENT AND TO RETAIN THE DEPOSIT IF THEN MADE, AND IF NOT, TO RECOVER THE SAME AMOUNT FROM BUYER AS LIQUIDATED DAMAGES.

Initials:



/s/Byron M. Fox    Jane E. Maushardt
- - ------------------------------------
Buyer                                   SELLERS:


/s/ Edward M. Sanders                   /s/ Edward M. Sanders
- - -----------------------------------     ----------------------------------------
CAMINO SECO ASSOCIATES L.P.            HACIENDA DEL RIO ASSOCIATES L.P.
Tedco, Inc., General Partner            Tedco, Inc., General Partner
Edward M. Sanders, Vice Pres.           Edward M. Sanders, Vice Pres.

/s/ Edward M. Sanders                   /s/ Edward M. Sanders
- - -----------------------------------     ----------------------------------------
TUCSON CASAS LINDAS L.P.                COLONIA DEL RIO INVESTORS L.P.
Casas Lindas Development                Tedco, Inc., General Partner
Corp., General Partner                  Edward M. Sanders, Vice President
Edward M. Sanders, V.P.

/s/ Edward M. Sanders                   /s/ Edward M. Sanders
- - -----------------------------------     ----------------------------------------
RUDASILL ASSOCIATES L.P.                SPRINGHILL ASSOCIATES, L.P.
Westside Properties, Inc.               Tedco, Inc., General Partner
General Partner                         Edward M. Sanders, Vice President
Edward M. Sanders, V.P.

     9.3 NO PERSONAL LIABILITY. In no event shall any shareholder, director, officer, or limited partner, as the case may be, of Buyer or Each Seller be personally liable for any obligations of Buyer or Sellers under this Agreement.

     9.4 SEPARATE LIABILITY OF EACH SELLER. Notwithstanding anything herein to the contrary, all promises, covenants, warranties, representations or other affirmative statements made or agreed to herein by or on behalf of any one or more of the Sellers shall only obligate Each Seller individually, and only with respect to its Property. In no event shall any of the Sellers have any liability or responsibility for a breach, default, act or omission by any of the other Sellers in connection with this Agreement.


                                   ARTICLE 10


                                  MISCELLANEOUS

     10.1 BROKERAGE COMMISSIONS AND FINDER'S FEES.

          10.1.1 COMMISSIONS. Each party warrants to the other that it has incurred no obligation to pay any broker and/or


                                       32.

finder in connection with the transactions contemplated by this Agreement other than those identified in this SECTION 10.1. Provided this Agreement closes in accordance with the terms hereof and Sellers actually receive the Purchase Price, Sellers shall pay Walter R. Taylor, as Broker, a commission (the "Taylor Commission") equal to two percent (2%) of the Purchase Price which commission shall include any obligation of Sellers to Gary Triano. Provided this Agreement closes in accordance with the terms hereof and Sellers actually receive the Purchase Price, Sellers shall pay SPM, Inc., the existing property manager, a termination fee (the "SPM Termination fee") equal to 2% of the Purchase Price. Provided this Agreement Closes in accordance with the terms hereof, Buyer agrees to pay KWM Realty Advisors, Inc. ("KWM") the sum of $387,000 (the "KWM Commission") in consideration for undertaking the obligation to pay any loan assumption fees and related documentation costs as provided in Section 5.2.4, and as reimbursement for due diligence expenses incurred by it prior to this Agreement. Walter R. Taylor and KWM, by their signatures hereto, each hereby agrees to indemnify and agree to hold harmless Sellers from any claims, liabilities, losses, costs or expenses (including, without limitation, reasonable attorneys' fees and costs) incurred by Sellers, and Buyer understands and agrees, as follows: (a) that this Agreement is the sole agreement between Buyer and Sellers regarding the Properties; (b) that although Walter R. Taylor is being paid a portion of the Purchase Price payable to Sellers, he represents only KWM Realty Advisors; (c) that Walter R. Taylor, KWM and all of their employees, agents and attorneys, are not authorized to, and do not, act for Sellers, nor are Sellers bound by their acts or omissions; and (d) and that except as identified in this SECTION 10.1, neither Walter R. Taylor nor KWM knows of any other broker, salesperson or finder engaged in connection with the sale of these Properties. The parties acknowledge and agree that the liability of Walter R. Taylor and KWM with respect to those matters set forth in subparagraphs (a) through (d) above shall be several and shall be limited to their respective representations and indemnifications. Walter R. Taylor and KWM agree to indemnify and hold harmless Sellers and Buyer from and against all claims, demands, causes of action, liabilities, damages, costs, and expenses (including reasonable attorneys' fees and costs) brought by any broker, salesperson or finder engaged by either Walter R. Taylor or KWM, or claiming through Walter R. Taylor or KWM, in connection with the sale of the Properties or arising out of a breach by Walter R. Taylor or KWM, their employees, agents and attorneys of the foregoing representations, warranties, and covenants of either Walter R. Taylor or KWM. Notwithstanding anything to the contrary in this Section 10.1.1, the total obligation of KWM with respect to the representations, warranties, covenants and indemnification obligations of KWM under this Section 10.1.1 shall not exceed an amount equal to the KWM Commission received by KWM, PLUS any amounts due and payable and received by KWM from the Taylor


                                       33.

Commission, MINUS any fees actually paid by KWM pursuant to Section 5.2.4. In the event of termination of this Agreement, or if for any reason this Agreement does not close in accordance with its terms, and regardless of whether the Deposit is released to Sellers or liquidated damages in the amount of the deposit is paid to Sellers, there will be no obligation to pay all or any part of the Taylor Commission, the KWM Commission, or the SPM Termination Fee.

     10.1.2 INDEMNIFICATION. Buyer and Sellers agree to indemnify and hold each other harmless from and against any and all real estate commissions, finders' fees or brokers' fees not otherwise provided for in SECTION 10.1.1 due or claimed to be due by reason of the act of the indemnifying party in connection with this transaction, such indemnity to include attorneys' fees and costs incurred by each such party in connection with any such claim.

          10.1.3 SURVIVAL. All representatives, warranties, covenants and indemnities contained in this SECTION 10.1 shall survive the Closing and not be merged therein, and shall also survive any termination of this Agreement.

     10.2 LEASING COMMISSIONS. Sellers shall indemnify, protect, defend and hold Buyer harmless from and against any leasing commissions payable in connection with the current terms of the Leases (specifically including any commission for option periods, renewal periods, extension periods or waivers of termination rights which become due with respect to any Leases prior to or during the Contract Period but excluding any such commissions approved by Buyer pursuant to SECTION 5.2.3). Buyer shall indemnify and hold Sellers harmless from and against any leasing commissions relating to Leases entered into following the Close of Escrow.

     10.3 INDEMNIFICATION. Each Seller hereby agrees to indemnify, defend and hold Buyer harmless from and against any and all claims, liability, loss, damage, cost or expense, including attorneys' fees, accruing with respect to any of the Leases, Contracts or operation or use of said Seller's Property prior to Closing; provided, however, that said Seller shall have no such obligation with respect to any such claims which relate to Leases entered into by Seller prior to Closing but which have arisen out of Buyer's operation of the Property after Closing.

     Buyer hereby agrees to indemnify, defend and hold said Seller harmless from and against any and all claims, liability, loss, damage, cost or expense, including attorneys' fees, accruing with respect to any of the Leases, Contracts or operation or use of the Property after Closing.


                                       34.

     10.4 SUCCESSORS AND ASSIGNS. Buyer may assign any of Buyer's rights or duties hereunder to any affiliate, nominee or assignee with the prior written consent of Sellers, which consent may not be unreasonably withheld. Buyer agrees to furnish Sellers such information with respect to a proposed assignee as Sellers shall reasonably request. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns. Notwithstanding the foregoing, Buyer may assign its rights and obligations under


                                       35.

this Agreement to any entity which controls, is controlled by, or is under common control with Buyer without the prior written consent of Sellers.

     10.5 NOTICES. All written notices required to be given pursuant to the terms hereof shall be either personally delivered or deposited in the United States express mail or first class mail, registered or certified return receipt requested, postage prepaid, or sent by an overnight delivery service or by facsimile transmission, and addressed as follows:

     To Sellers:         17 West Wetmore Road, Suite 300
                         Tucson, Arizona 85705


     with copies to:     Law Offices of George J. Feulner, P.C.
                         The Davis House
                         262 N. Main
                         Tucson, Arizona 85701
                         Fax No. (602) 624-7034
                         Telephone No. (602) 622-4866


     To Buyer:           BRE Properties, Inc.
                         One Montgomery Street, Suite 2500
                         Telesis Tower
                         San Francisco, California 94104
                         Attn: Byron Fox


     with copies to:     Farella, Braun & Martel
                         Russ Building, 30th Floor
                         235 Montgomery Street
                         San Francisco, California 94104
                         Attn: Jon F. Hartung, Esq.
                         Fax No. (415) 954-4480
                         Telephone No. (415) 954-4417


     The foregoing addresses may be changed from time to time by written notice. Notices shall be deemed received upon the earlier of actual receipt or three (3) business days following mailing.

     10.6 TIME. Time is of the essence of every provision contained in this Agreement; however, if the final date of each period which is set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the United States then, in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.


                                       36.

     10.7 POSSESSION. Possession of the Property shall be delivered to Buyer on the Closing Date, subject only to then existing tenancies.

     10.8 INCORPORATION BY REFERENCE. All of the exhibits attached to this Agreement or referred to herein and all documents in the nature of such exhibits, when executed, are by this reference incorporated in and made a part of this Agreement.

     10.9 NO DEDUCTIONS OR OFF-SETS. Buyer acknowledges that the Purchase Price to be paid for the Property pursuant to this Agreement is a net amount and shall not be subject to any off-sets or deductions except for credits, costs and proration amounts specified herein. Any rental rebates, rollbacks or the like mandated with respect to the period of Sellers' ownership of the Property and approved by Buyer shall be paid when due by Buyer.

     10.10 ATTORNEYS' FEES. In the event any dispute between Buyer and Sellers should result in litigation, the prevailing party shall be reimbursed for all reasonable costs incurred in connection with such litigation, including, without limitation, reasonable attorneys' fees.

     10.11 CONSTRUCTION. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

     10.12 NO MERGER. The provisions of this Agreement shall not merge with the delivery of the Deeds but shall, except as otherwise provided in this Agreement, survive the Close of Escrow.

     10.13 GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with and shall be governed and enforced in all respects according to the internal laws, but not the laws of conflicts, of the State of Arizona. Should suit be instituted arising out of or related to this Agreement, it shall be brought in a court of jurisdiction located in Tucson, Arizona.

     10.14 TERMINATION WITHOUT BREACH. In the event either party desires to exercise any right expressly provided in this Agreement to terminate this Agreement, such party shall give written notice of such termination and the reason therefor to the other party. Thereafter, except in the event of a termination based upon a default by either party in the performance of its obligations under this Agreement, and effective as of the effective date of such notice, each party shall be released from


                                       37.

its obligations hereunder and all monies and documents deposited into Escrow shall be returned to the party which deposited them, all documents delivered by Sellers to Buyer relating to the Property shall be returned, and all reports, studies, analyses and tests prepared by or for Buyer relating to the Properties shall immediately be delivered to Sellers; provided, however, that nothing herein shall limit Buyer's indemnity set forth in SECTIONS 3.2 AND 10.1.2 and Seller's indemnity set forth in SECTION 10.1.2.

     10.15 COUNTERPARTS. This Agreement may be executed in one or more counterparts. All counterparts so executed shall constitute one contract, binding on all parties, even though all parties are not signatory to the same counterpart.

     10.16 ENTIRE AGREEMENT. This Agreement and the attached exhibits, which are by this reference incorporated herein, and all documents in the nature of such exhibits, when executed, contain the entire understanding of the parties and supersede any and all other written or oral understandings, including without limitation the letter agreement dated June 14, 1994 between Sellers and Buyer.

     10.17 ACKNOWLEDGEMENT OF CANCELLATION. Upon a termination or cancellation of this Agreement, both parties covenant and agree to execute such documents as either party may reasonably request to evidence such termination.

     10.18 SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not effect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     10.19 ESCROW INSTRUCTIONS. In the event the Title Company requires separate written escrow instructions, the Title Company agrees that if there is a conflict between such escrow instructions and this Agreement, this Agreement shall control and the parties hereto shall not be obligated to indemnify the Title Company for the Title Company's negligence, wilfulness, conduct, breach of contract, or breach of the applicable standard of care and Title Company will not have any lien rights whatsoever against the Properties.

     10.20 TAX-DEFERRED EXCHANGE. Buyer and Sellers shall each reasonably cooperate in the event the other wishes to Close this transaction as part of an exchange under Section 1031 of the Internal Revenue Code; providing that the cooperating party shall (i) be reimbursed for reasonable costs in connection with said exchange; (ii) not be required to take title to exchange


                                       38.

property; and (iii) be fully indemnified for all claims and consequences arising out of such exchange.

     10.21 EXECUTION OF AGREEMENT BY SPM, INC., WALTER R. TAYLOR, AND KWM. By their signatures below, SPM, Inc., Walter R. Taylor, and KWM each agree to the obligations of this Agreement as described above their signatures.

     IN WITNESS WHEREOF, Sellers and Buyer have executed this Agreement as of the day and year first written above.

                                        SELLERS:

                                        CAMINO SECO ASSOCIATES  L.P., an
                                        Arizona Limited Partnership

                                        By:  Tedco, Inc., General Partner

                                        By:  /s/ Edward M. Sanders
                                             ----------------------------------
                                        Its: Vice-President


                                        TUCSON CASAS LINDAS L.P., a
                                        California Limited Partnership

                                        By:  Casas Lindas Development
                                             Corp., General Partner

                                        By:  Edward M. Sanders
                                             ----------------------------------
                                        Its: V. President


                                        COLONIA DEL RIO INVESTORS  L.P.,
                                        an Arizona Limited Partnership
                                        Tedco, Inc., General Partner

                                        By:  Edward M. Sanders
                                             ----------------------------------
                                             Edward M. Sanders, Vice President
                                        By:
                                             ----------------------------------
                                        Its:
                                             ----------------------------------


                                        FOUNTAIN PLAZA  APARTMENTS  L.P.,
                                        an Arizona Limited Partnership

                                        By:  Westside Properties, Inc.
                                             General Partner

                                        By:  Edward M. Sanders
                                             ----------------------------------
                                        Its: V. President


                                       39.

                                        HACIENDA DEL RIO ASSOCIATES
                                        L.P., an Arizona Limited Partnership

                                        By:  Tedco, Inc., General Partner

                                        By:  /s/ Edward M. Sanders
                                             ----------------------------------
                                        Its: Vice-President


                                        RUDASILL ASSOCIATES L.P., an
                                        Arizona Limited Partnership


                                        By:  Westside Properties, Inc.,
                                             General Partner

                                        By:  /s/ Edward M. Sanders
                                             ----------------------------------
                                             Edward M. Sanders
                                        Its: Vice President
                                             ----------------------------------

                                        SPRINGHILL ASSOCIATES L.P., a
                                        Delaware Limited  Partnership

                                        By:  Tedco, Inc., General Partner

                                        By:  /s/ Edward M. Sanders
                                             ----------------------------------
                                             Edward M. Sanders
                                        Its: Vice President

                                        BORROWERS:

                                        WMS PARTNERS L.P., an Arizona
                                        Limited Partnership

                                        By:  /s/ W. Michael Schoff
                                             ----------------------------------
                                             W. Michael Schoff
                                        Its General Partner

                                        MISSION HEIGHTS INVESTORS L.P.,
                                        an Arizona Limited Partnership

                                        By:  Mission Heights
                                             Investors, Inc.
                                             Its General Partner

                                        By:  /s/ Edward M. Sanders
                                             ----------------------------------
                                             Edward M. Sanders, Vice President


                                       40.

                                        Its:
                                             ----------------------------------


                                        BUYER:

                                        BRE PROPERTIES, INC.
                                        a Delaware Corporation


                                        By:  /s/ Byron M. Fox
                                             ----------------------------------
                                        Its: Executive Vice President
                                             ----------------------------------


                                        By:  /s/ Jane E. Maushardt
                                             ----------------------------------
                                        Its: Vice President
                                             ----------------------------------


                                       41.

                             ADDITIONAL SIGNATORIES

     By their signatures below, SPM, Inc., Walter R. Taylor and KWM, in consideration for payments to be received, each agree to the terms of Section
10.1 and (as to KWM only) 5.2.4 of this Agreement, but otherwise are not parties to this Agreement.

                                        SPM, INC.

                                        By:  /s/ Nancy J. Nicolosi
                                             ----------------------------------
                                             Nancy J. Nicolosi

                                        Its: President
                                             ----------------------------------


                                             /s/ Walter R. Taylor by Robert M.
                                                 Taylor his attorney in fact
                                             ----------------------------------
                                             Walter R. Taylor

                                        KWM REALTY ADVISORS, INC.

                                        By:  /s/ Kenneth W. Mariash
                                             ----------------------------------
                                             Kenneth W. Mariash

                                        Its: /s/
                                             ----------------------------------

                                       42.

     This Agreement, together with Buyer's Independent Consideration in the amount of $100.00, has been received by the Seller this 11th day of August, 1994. Title Company joins in the execution hereof to evidence its acknowledgement hereof and agreement to perform its obligations hereunder. Upon receipt of the balance of the Deposit required pursuant to SECTION 2.2.1 hereinabove, Title Company shall give written notice thereof to Seller and Buyer.

                                        TITLE COMPANY:

                                        FIDELITY NATIONAL TITLE AGENCY, INC.

                                        By:  /s/ Sandra L. Michael
                                             ----------------------------------
                                        Name: /s/ Sandra L. Michael
                                              ---------------------------------
                                        Title:  Assistant Vice President
                                               --------------------------------


                                       43.

                                    EXHIBIT A


Property                                Number     Approximate     Purchase
  Name            Property Owner       of Units    Assumed Debt     Price
- - --------          --------------       --------    ------------    --------
Camino Seco       Camino Seco             168       4,295,000      6,625,000
Village           Associates, L.P.
Apartment

Casas             Tucson Casas            144               0      7,500,000
Lindas            Lindas L.P.
Apartments

Colonia del       Colonia del Rio         176       5,349,000      8,800,000
Rio               Investors L.P.
Apartments

Fountain          Fountain Plaza          197       3,168,000      4,500,000
Plaza             Partners L.P.
Apartments

Hacienda          Hacienda del Rio        248       6,154,000      9,225,000
del Rio           Associates L.P.
Apartments

Oracle            Rudasill                144       4,250,000      6,000,000
Village           Associates L.P.
Apartments

Spring Hill        Spring Hill            224       5,414,000      8,600,000
Apartments        Associates L.P.

                         Camino Seco Village Apartments

                                Legal Description


                                   Exhibit B-1

                             Casas Lindas Apartments

                                Legal Description


                                   Exhibit B-2

                           Colonia Del Rio Apartments

                                Legal Description


                                   Exhibit B-3

                            Fountain Plaza Apartments

                                Legal Description


                                   Exhibit B-4

                           Hacienda Del Rio Apartments

                                Legal Description


                                   Exhibit B-5

                                 Oracle Village

                                Legal Description


                                   Exhibit B-6

                              Spring Hill Apartments

                                Legal Description


                                   Exhibit B-7

EXHIBIT C

DOCUMENTS TO BE DELIVERED BY SELLER



TENANT INFORMATION (FOR EACH PROPERTY)

1.   Rent Roll completed to Buyer's reasonable requirements.

2.   ALL leases and amendments thereto, including subleases.

3. List certified by Seller of all concessions made to tenants, including free or reduced rent, above standard tenant improvements, cash payments, moving allowances, etc.

4.   Rent Delinquency Report.

5.   Most recent leasing status report.

6.   Standard form lease.

OPERATING INFORMATION (FOR EACH PROPERTY)

1.   All historical audited financial statements for 1990, 1991, 1992.

2.   Year-to-date financials, certified by Seller.

3. Current operating and capital budgets, including comparison of actual to budgeted results and an explanation of significant variances.

4.   Listing of capital expenditures by category for the prior five (5) years.

5. Copies of all service, maintenance, leasing management or other contracts including all amendments thereto, indicating those that may survive after the closing.

6. Copies of real estate tax bills (including special assessments) for fiscal years 1989 through 1993, including evidence of payment.

7. Copies of all construction bids for each Property not currently in optimum operating condition, showing the cost of improving such Property to an acceptable standard.

BUILDING INFORMATION (FOR EACH PROPERTY)

1. Engineering reports, including foundation, walls, roofs, floor and supports, if any.

2.   Mechanical reports, including HVAC, if any.

3.   Roof reports, if any.

4. Copies of all property inspection reports and invoices and construction contracts for major repairs or renovations (in excess of $5,000), performed during the preceding three years on the Property.

5.   Plans and specifications showing "as-built" condition, to extent available.

6.   Certificates of occupancy.

REAL ESTATE (FOR EACH PROPERTY)

1. Copies of any existing and proposed plats and/or land use plans for the Property and of any adjacent developments.

2.   Copy of the most recent surveys of the Property.

3. Copy of the Preliminary title report and all exceptions, conditions, covenants and restrictions referenced therein, as well as copies of any existing title insurance policies covering the Property.

4.   Copies of all appraisals done on the Property in the last three years.

5. Copies of all studies and reports performed on the Property which Seller has access to, including but not limited to, soil reports, environmental and hazardous substance reports, audits assessments, and tests conducted with regard to the Properties, together with maps indicating the location, if any, of any hazardous waste sites located in the area surrounding the Property, including copies of all registrations of underground storage tanks.

6.   Any current termite or Property inspection reports.

7.   Seismographic reports, if any (when applicable).

8. Documentation, acceptable to Buyer, certifying that the Property is free from asbestos or any other toxic or hazardous waste, both the burial of it on the Property or the contamination of the soil by any means including migration.

9. A copy of the present zoning map and ordinance for the Property including parking requirements.


                                   Exhibit C-2

10. All agreements between the Seller and the legal owner of the Property pursuant to which Seller has acquired the right to sell the Property.

11.  A copy of all ground lease documents, if any.

MISCELLANEOUS (FOR EACH PROVERTY)

1.   All licenses, permits and approvals.

2. Any market data (including rent and sale comparables) in Seller's possession.

3.   All existing insurance policies.

4. Copies of all loan documents, Notes and Deeds of Trust and Lender's approval requirements of the Buyer, if any.

S. Lender's approval of assumption by Buyer of Notes and Deeds of Trust secured by the Property (as required).

6.   All agreements relating directly or indirectly to the Property.


A.   TENANT INFORMATION

     1.   Rent Roll completed to Buyer's requirements.

     2.   All leases and amendments thereto, including subleases.

     3. List certified by Seller of all concessions made to tenants, including free or reduced rent, above standard tenant improvements, cash payments, moving allowances, etc.

     4.   Rent Delinquency Report.

     5.   Most recent leasing status report.

     6.   Standard form lease.


B.   OPERATING INFORMATION

     1.   Year-to-date financials.

     2. Current operating and capital budgets, including comparison of actual to budgeted results and an explanation of significant variances.


                                   Exhibit C-3

     3. Copies of all service, maintenance, leasing management or other contracts including those that survive a closing.

     4. Copies of real estate tax bills (including special assessments) for prior five (5) years, including evidence of payment.

     5. 1992 and First Quarter 1993 Profit and Loss Statements for each Property certified as true and correct by an authorized officer of Seller.


C.   BUILDING INFORMATION

     1. Recent (within the last 24 months) engineering reports, including foundation, walls, roofs, floor and supports, if any.

     2. Recent (within the last 24 months) mechanical reports, including HVAC, if any.

     3.   Recent (within the last 24 months) roof reports, if any.

     4. Copies of all property inspection reports and invoices and construction contracts for major repairs or renovations (in excess of $5,000), performed during the preceding three (3) years on the Properties.


D.   REAL ESTATE

     1. Copies of any existing and proposed plats and/or land use plans for the Properties.

     2.   Copy of the most recent surveys of the Properties.

     3. Copies of any existing title insurance policies covering the Properties.

     4. Copies of all appraisals done on the Properties in the last three (3) years.

     5. Copies of all soil reports, environmental and hazardous substance reports, audits assessments, and tests conducted with regard to the Properties.

     6. Recent (within the last 24 months) termite or property inspection reports.


                                   Exhibit C-4

     7.   Seismographic reports, if any (when applicable).


E. MISCELLANEOUS

     1.   All licenses, permits and approvals.


                                   Exhibit C-5

                                    EXHIBIT D

                                  FORM OF DEED

Recording Requested By
and
When Recorded Mail To:

KWM Realty Advisors, Inc.
- - ------------------------------
     --------------------
     --------------------
Attention:

- - --------------------------------------------------------------------------------

                    Space Above This Line For Recorder's Use


                              SPECIAL WARRANTY DEED

State of _____________________ )
                               )   KNOW ALL MEN BY THESE PRESENTS:
County of_____________________ )


That ______________________________________, a ______________________________,
whose address is 17 W. Wetmore, No. 300, Tucson, Arizona 85705 (hereinafter called "GRANTOR"), for and in consideration of the sum of Ten Dollars ($10.00) and other valuable consideration paid to Grantor by BRE Properties, Inc., a Delaware corporation (hereinafter called "GRANTEE"), whose address is Suite 2500, Pacific Telesis Tower, San Francisco, CA 94104, the receipt and sufficiency of which are hereby acknowledged, does hereby GRANT, SELL, CONVEY, ASSIGN and DELIVER to Grantee the real property situated in Pima County, Arizona, described in EXHIBIT "A," attached hereto and made a part hereof, together with all improvements thereon, fixtures affixed thereto, and appurtenances (the "PROPERTY"), subject to all matters of record and subject to all taxes and assessments, reservations in patents and all easements, zoning laws, regulations and ordinances of municipal and other governmental authorities, rights-of-way, encumbrances, liens, covenants, conditions, restrictions, obligations and liabilities as may appear or record, all leases, all matters which an accurate survey of the Property or physical inspection of the Property would disclose, and subject to all exceptions, exclusions and limitations contained in the Title Policy issued to Grantee in connection with this Deed.

     TO HAVE AND TO HOLD the Property, together with all and singular the rights, and appurtenances thereto in anywise belonging, unto Grantee, its successors and assigns forever, and

Grantor does hereby bind itself and its successors and assigns to warrant and forever defend the title of the Property as against all acts of Grantor and none other, subject, however, to the Permitted Exceptions.

     IN WITNESS WHEREOF, this Special Warranty Deed is executed by Grantor to be effective as of the _____ day of _________________________, 19___.

                                        GRANTOR:

Executed by Grantor the                 ---------------------------------------
_____ day of ________________, 1994     ---------------------------------------

                                        By:
                                            -----------------------------------
                                        Its:
                                            -----------------------------------
State of ______________________)
                               )
County of _____________________)


On this _____ day of ________________________, 19____, before me, _____________, this undersigned officer, personally appeared ___________________, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he, being authorized to do so, executed the same on behalf of such corporation and partnership for the purposes therein contained.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                        ---------------------------------------
                                        Notary Public in and for the State
                                        of
                                          -------------------------------------

                                        ---------------------------------------
                                        Printed/Typed Name of Notary
Commission Expires:

- - -----------------------------

                      (All signatures must be acknowledged)


                                   Exhibit D-2

                                   SCHEDULE 1

                                LEGAL DESCRIPTION

                                (to be attached)

                                    EXHIBIT E

                           FORM OF GENERAL ASSIGNMENT


                        ASSIGNMENT OF INTANGIBLE PROPERTY

     FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby expressly acknowledged, _______________________ ("Assignor"), hereby assign, transfer and convey to BRE Properties, Inc., a Delaware corporation ("Assignee"), all of Assignor's right, title and interest in and to the Intangible Property, as that term is defined in that certain Agreement for Purchase and Sale of Real Property and Joint Escrow Instructions (the "Agreement") dated as of ________________ ____, 1994, entered into by and between Assignor, as Seller, and Assignee, as Buyer.

     Assignee hereby assumes and agrees to keep, perform and fulfill all of Assignor's obligations as obligor under any contracts included in Intangible Property under the Agreement (the "Assigned Contracts"). Assignee also agrees to indemnify, protect, defend and hold Assignor harmless from and against any and all claims, damages, losses, costs and expenses (including attorneys' fees) arising in connection with the Assigned Contracts and relating to the period after the Close of Escrow (as defined in the Agreement).

     Assignor hereby covenants and warrants that it has performed all of the obligations to be performed by Assignor pursuant to and in accordance with, or with respect to, the Assigned Contracts and agrees to indemnify, protect, defend and hold Assignee harmless from and against any and all claims, damages, losses, costs and expenses (including attorneys' fees) arising in connection with the Assigned Contracts and relating to the period prior to the Close of Escrow.

     This Assignment of Intangible Property is given pursuant to the Agreement.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment of Intangible Property as of ________________ ____, 1994.

                                        ASSIGNOR:

                                        ---------------------------------------
                                        ---------------------------------------

                                        By:
                                            -----------------------------------
                                            Its:
                                                 ------------------------------

                                        ASSIGNEE:

                                        BRE Properties, Inc., a Delaware
                                        corporation



                                        By:
                                            -----------------------------------
                                            Its:
                                                 ------------------------------


                                   Exhibit E-2

                                    EXHIBIT F

                              FORM OF BILL OF SALE


                                  BILL OF SALE


     For valuable consideration, receipt of which is acknowledged, ______________________________ ("Seller"), grant, sell, transfer and assign to
BRE Properties, Inc., a Delaware corporation ("Buyer"), all of the personal property described in SCHEDULE 1 attached hereto and by this reference incorporated herein.

     IN WITNESS WHEREOF, Seller has executed this Bill of Sale this _____ day of ______________ 1994.

                                        SELLER:


                                        ---------------------------------------
                                        ---------------------------------------


                                        By:
                                            -----------------------------------
                                            Its:
                                                 ------------------------------

                                   SCHEDULE 1

                          Schedule of Personal Property

                                [TO BE ATTACHED]

                                    EXHIBIT G

                          FORM OF ASSIGNMENT OF LEASES


Recording Requested By
and
When Recorded Mail To:

KWM Realty Advisors, Inc.
- - -------------------------
- - -------------------------
- - -------------------------
- - --------------------------------------------------------------------------------

                    Space Above This Line For Recorder's Use


                              ASSIGNMENT OF LEASES


     This ASSIGNMENT is entered into this ___ day of ____________________ 1993, by and between ______________________ ("Assignor"), and BRE Properties, Inc., a Delaware corporation ("Assignee").


                                    RECITALS

     A.   Assignor is the landlord under those certain leases described on
SCHEDULE 1 attached hereto (the "Leases") relating to that certain real property described in SCHEDULE 2 attached hereto and commonly known as the ______________ Apartments, City of ___________________, State of Arizona (the "Property").

     B. Assignor and Assignee are parties to that certain Agreement for Purchase and Sale of Real Property and Joint Escrow Instructions dated as of ______________________ ____, 1994, pursuant to which Assignor has agreed to sell and Assignee has agreed to purchase the Property and Assignor has agreed to assign and Assignee has agreed to assume the Leases.

     For valuable consideration, receipt of which is acknowledged, Assignor and Assignee agree as follows:

     1. Assignor assigns to Assignee all of the right, title and interest of Assignor in the Leases.

     2. Assignor agrees to indemnify and hold Assignee harmless from and against any and all losses, costs, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees, accruing prior to the date hereof and arising out of the Leases.

     3. Assignee assumes as of and from the date hereof all of Assignor's obligations under the Leases.

     4. Assignee agrees to indemnify and hold Assignor harmless from and against any and all losses, costs, liabilities, damages and expenses including, without limitation, reasonable attorneys' fees, accruing on or after the date hereof and arising out of the Leases.

     5. If Assignor or Assignee is required to employ counsel to enforce any of the terms of this Agreement or for damages by reason of any alleged breach of this Agreement or for a declaration of rights hereunder, the prevailing party shall be entitled to recover its reasonable attorneys' fees and court costs incurred.

     6. This Assignment shall be binding on, and inure to the benefit of, the parties hereto, their successors in interest, and assigns.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the day and year first hereinabove written.

                                        ASSIGNOR:


                                        ---------------------------------------
                                        ---------------------------------------

                                        By:
                                            -----------------------------------
                                            Its:
                                                 ------------------------------



                                        ASSIGNEE:

                                        BRE Properties, Inc., a Delaware
                                        corporation


                                        By:
                                            -----------------------------------
                                            Its:
                                                 ------------------------------


                                   Exhibit G-2

                                   SCHEDULE 1

                               Schedule of Leases

TENANT                                                             DATE OF LEASE
- - ------                                                             -------------

                                   SCHEDULE 2

                                Legal Description

                                [TO BE ATTACHED]

                                    EXHIBIT H
                           FORM OF FIRPTA CERTIFICATE


     To inform BRE Properties, Inc., a Delaware corporation ("Transferee"), that withholding of tax under Section 1445 of the Internal Revenue Code of 1986, as amended, and any other applicable state or local laws or ordinances (collectively the "Codes"), will not be required upon transfer of certain real property to Transferee by _____________________________ ("Transferror"), the undersigned hereby certify the following on behalf of Transferror:

     1. Transferror is not a foreign person, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Codes and the Income Tax Regulations promulgated thereunder);

     2.   Transferor's U.S. employer identification number is as follows: _____

     3.   Transferor's office address is: ______________________,
______________________, ______________________, ______________________,
______________________.


     Transferror understands that this Certification may be disclosed to the Internal Revenue Service and/or applicable state tax authorities by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

     Transferror understands that Transferee is relying on this Certification in determining whether withholding is required upon said transfer.

     Transferror hereby agrees to indemnify, protect, defend and hold Transferee harmless from and against any and all obligations, liabilities, claims, losses, actions, causes of action, rights, demands, damages, costs and expenses of every kind, nature or character whatsoever (including, without limitation, attorneys' and paralegals' fees and costs and court costs) incurred by Transferee as a result of: (i) Transferror's failure to pay U.S. Federal income tax or _________ State tax which the Transferror is required to pay under applicable U.S. or _______________ law arising in connection with the subject transaction; or (ii) any false or misleading statement contained herein.

     Under penalty of perjury each of the undersigned declares that he has examined this Certification and to the best of his knowledge and belief it is true, correct and complete, and each of the undersigned further declares that he has authority to sign this document on behalf of Transferror.

Date: ___________________, 1994

                                        TRANSFEROR:

                                        ---------------------------------------
                                        By:
                                           ------------------------------------
                                           Its:
                                               --------------------------------


                                   Exhibit H-2

                                    EXHIBIT I

                            FORM OF LETTER TO TENANTS


                              [Seller's Letterhead]
                                     [Date]

[Name and address of tenant]

     Re:  CHANGE OF OWNERSHIP OF LEASED PREMISES

Dear Tenant:

     Please be advised that on ___________________________, 1994, the project in which your leased premises are located was purchased by BRE Properties, Inc., a Delaware corporation. Please make all subsequent rent payments, and direct all future questions or comments concerning your lease or the leased premises, to BRE Properties, Inc. (or the party or parties which may later be designated by BRE Properties, Inc.) at the following address:

          BRE Properties, Inc.
          ------------------------------
          ------------------------------


                                        Very truly yours,


                                        ---------------------------------------

                                    EXHIBIT J

Recording Requested By
and
When Recorded Mail To:

KWM Realty Advisors, Inc.
- - -------------------------
- - -------------------------
- - -------------------------
- - --------------------------------------------------------------------------------

                    Space Above This Line For Recorder's Use


                ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND CLAIMS


STATE OF ARIZONA     )
                     )    KNOW ALL PERSONS BY THESE PRESENTS:
COUNTY OF PIMA       )

     That ____________________________ ("Assignor"), for and in
consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, has sold, assigned and transferred, and by these presents does sell, assign and transfer, unto BRE Properties, Inc.
("Assignee"), all of Assignor's right, title and interest in and to any and all: (a) contracts assumed or made by Assignor relating to the operation, service or maintenance of the improvements located on that certain real property in Pima County, Arizona (the "Property"), being further described on EXHIBIT A attached hereto and made a part hereof, and (b) without recourse or warranty, any and all claims that Assignor may have for errors, omissions or defects in the Property. Assignee hereby releases Assignor and all of its officials of all rights, express or implied, that Assignee may have against them arising out of errors, omissions or defects on the Property. By its acceptance hereof, Assignee assumes the obligations under such contracts and agreements from and after the date hereof and agrees to indemnify and hold harmless with regard to any and all payments or claims due or arising with respect to such contracts or agreements from and after the date hereof.

     This Assignment and Assumption of Contracts and Claims may be executed in counterparts, and any counterpart containing original signatures of all parties hereto shall constitute an original Assignment and Assumption of Contracts and Claims for all purposes.

     IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment of Contracts and Claims as of this _______ day of ________________________, 19____.

                                        ASSIGNOR:

                                        ---------------------------------------
                                        ---------------------------------------

                                             By:
                                                 ------------------------------
                                             Its:
                                                 ------------------------------

                                        ASSIGNEE:

                                        BRE Properties, Inc.,
                                        a Delaware corporation

                                             By:
                                                 ------------------------------
                                             Its:
                                                 ------------------------------


                                   Exhibit J-2

                                    EXHIBIT K

                           AFFIDAVIT OF PROPERTY VALUE

                                    EXHIBIT L

                                 LEASE STANDARDS

     Buyer and Sellers agree that Sellers shall continue to use their existing leasing standards.

                                 PUNCHLIST ITEMS


                                   Exhibit M-1

                                   Exhibit M-2

                                   Exhibit M-3

                                   Exhibit M-4

                                   MEMORANDUM

                                                            BRE Properties, Inc.
                                                           One Montgomery Street
                                                       Telesis Tower, Suite 2500
                                                 San Francisco, California 94104

                                                                 July  25,  1994
To:       Byron M. Fox
          Jane E. Maushardt

From:     Thomas R. Fall
          Jeffrey J. Jelniker

Subject:  Deferred Maintenance Punch List
          Schomac Portfolio

- - --------------------------------------------------------------------------------

CAMINO SECO
- - -----------
      1        Asphalt Seal Coat/Restripe                                $7,614
      2        Asphalt Repairs                                           $3,000
      3        Roof Replacement                                         $62,000
      4        Roof Repairs (broken tiles)                               $4,000
      5        Exterior Painting                                           $800
      6        Soffit/Fscia Repairs                                      $2,500
      7        HVAC Replacement/Repair                                   $1,680
      8        Irrigation Repairs                                          $900
      9        Deck Coating                                              $3,000
     10        ADA Compliance                                              $300
                                                                      ---------
                         TOTAL:                                         $85,794

CASAS LINDAS
- - ------------
      1        Asphalt Seal Coat/Restripe                                $5,568
      2        Asphalt Repairs                                           $2,000
      3        Repair/Replace Cracked & Raised Concrete Sidewalks        $1,500
      4        Roof Repairs                                             $14,300
      5        Exterior Painting (balcony & stair railings)             $10,000
      6        HVAC Replacement/Repairs                                  $2,240
      7        Irrigation Repairs                                          $875


SCHOMAC PORTFOLIO
PAGE 2

      8        Deck Coating                                              $1,500
      9        ADA Compliance                                            $1,750
     10        Fireplace Flue Cleaning                                   $4,250
                                                                      ---------
                         TOTAL:                                         $43,983

COLONIA DEL RIO
- - ---------------
     1         Asphalt Repairs                                          $11,550
     2         Repair/Replace Cracked & Raised Concrete Sidewalks          $500
     3         Roof Repairs                                              $2,200
     4         Irrigation Repairs                                        $1,000
     5         Tree Trimming                                               $800
     6         Site Lighting Repairs                                     $1,500
     7         Tennis Court Repairs                                      $1,200
     8         ADA Compliance                                              $150
     9         Carport Damage                                              $500
                                                                      ---------
                         TOTAL:                                         $19,400

FOUNTAIN PLAZA
- - --------------
      1        Asphalt Seal Coat/Restripe                               $18,729
      2        Asphalt Repairs                                          $21,384
      3        Repair/Replace Cracked & Raised Concrete Sidewalks          $400
      4        Roof Replacement (Inc. 10% Deck replacement)            $117,788
      5        Dry Rot/Termite Damage                                    $4,300
      6        HVAC Replacement/Repairs                                  $2,000
      7        Plumbing Repairs/Fountains                                $1,000
      8        Pool/Spa Replaster/Repairs                               $12,025
      9        Irrigation Repairs                                        $1,250
     10        Tree Trimming                                             $1,500
     12        Stucco/Masonry Repairs                                    $1,000
     13        Deck Coating                                              $8,500
     14        Asbestos O&M Manual                                       $3,500
     15        ADA Compliance                                            $4,400
                                                                      ---------
                         TOTAL:                                        $197,776

SCHOMAC PORTFOLIO
PAGE 3

HACIENDA DEL RIO
- - ----------------
      1        Asphalt Seal Coat/Restripe                               $12,383
      2        Asphalt Repairs                                           $5,000
      3        Roof Replacement                                         $67,000
      4        Exterior Painting                                         $7,550
      5        Wood Repairs                                              $2,900
      6        Dry Rot/Termite Damage                                    $4,800
      7        Plumbing Repairs                                            $200
      8        Irrigation Repairs                                        $2,650
      9        Tree Trimming                                             $1,000
     10        Deck Coating                                              $6,000
     11        Tennis Court Repairs                                        $900
     12        ADA Compliance                                              $840
     13        Carport Repairs                                           $4,700
     14        Install Weatherstrip at Exterior Doors                    $3,100
                                                                      ---------
                         TOTAL:                                        $119,023

ORACLE VILLAGE
- - --------------
     1         Asphalt Seal Coat/Restripe                                $5,000
     2         Asphalt Repairs                                           $3,000
     3         Repair/Replace Cracked & Raised Concrete Sidewalks        $3,000
     4         Roof Repairs                                              $6,600
     5         HVAC Replacement/Repairs                                  $2,190
     6         Irrigation Repairs                                        $1,900
     7         Stucco/Masonry Repairs                                    $7,200
     8         Tennis Court Repairs                                      $6,000
     9         ADA Compliance                                              $460
                                                                      ---------
                         TOTAL:                                         $35,350

SPRINGHILL
- - ----------
     1         Asphalt Seal Coat/Restripe                                $7,681
     2         Asphalt Repairs                                           $5,000
     3         Repair/Replace Cracked & Raised Concrete Sidewalks        $1,500
     4         Roof Recoating                                           $83,000


SCHOMAC PORTFOLIO
PAGE 4

     5         HVAC Replacement/Repairs                                  $3,360
     6         Irrigation Repairs                                          $250
     7         Deck Coating                                              $5,000
     8         ADA Compliance                                            $1,700
     9         Clean & Seal Entry Bomanite                               $1,000
                                                                      ---------
                         TOTAL:                                        $108,491